                                                                  EXECUTION COPY

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                               MESA OPERATING CO.

                                   As Issuer

                                   MESA INC.

                                 As a Guarantor


              11 5/8% SENIOR SUBORDINATED DISCOUNT NOTES DUE 2006



                               __________________

                                   INDENTURE

                            Dated as of July 2, 1996

                               __________________




                               __________________


                         HARRIS TRUST AND SAVINGS BANK

                                   As Trustee

                               __________________




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
                             CROSS-REFERENCE TABLE*

Trust Indenture                                                                                      Indenture
 Act Section                                                                                          Section
310    (a)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             7.10
       (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             7.10
       (a)(3)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             N.A.
       (a)(4)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             N.A.
       (a)(5)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             7.10
       (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             7.10
       (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             N.A.
311    (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             7.11
       (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             7.11
       (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             N.A.
312    (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              2.5
       (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             12.3
       (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             12.3
313    (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              7.6
       (b)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             N.A.
       (b)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              7.7
       (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7.6; 12.2
       (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              7.6
314    (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4.3; 12.2
       (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             N.A.
       (c)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             12.4
       (c)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             12.4
       (c)(3)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             N.A.
       (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        10.3-10.5
       (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             12.5
       (f)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             N.A.
315    (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              7.1
       (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7.5; 12.2
       (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              7.1
       (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              7.1
       (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             6.11
316    (a)(last sentence)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              2.9
       (a)(1)(A)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              6.5
       (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              6.4
       (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             N.A.
       (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              6.7
       (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             2.12
317    (a)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              6.8
       (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              6.9
       (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              2.4
318    (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             12.1

       (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             N.A.
       (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             12.1


- ---------------------
N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

                               TABLE OF CONTENTS


                                                                                                                     Page

                                                        ARTICLE 1
                                              DEFINITIONS AND INCORPORATION
                                                       BY REFERENCE . . . . . . . . . . . . . . . . . . . . . . . . .   1

         Section 1.1.     Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.2.     Other Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 1.3.     Incorporation By Reference of Trust Indenture Act . . . . . . . . . . . . . . . . . . . . .  23
         Section 1.4.     Rules of Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

                                                        ARTICLE 2
                                                        THE NOTES   . . . . . . . . . . . . . . . . . . . . . . . . .  24

         Section 2.1.     Form and Dating . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 2.2.     Execution and Authentication  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 2.3.     Registrar and Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 2.4.     Paying Agent to Hold Money in Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 2.5.     Holder Lists  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 2.6.     Transfer and Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 2.7.     Replacement Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 2.8.     Outstanding Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 2.9.     Treasury Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 2.10.    CUSIP Number  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 2.11.    Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 2.12.    Defaulted Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 2.13.    Book-Entry Provisions for Global Notes  . . . . . . . . . . . . . . . . . . . . . . . . . .  30

                                                        ARTICLE 3
                                                REDEMPTION AND PREPAYMENT   . . . . . . . . . . . . . . . . . . . . .  31

         Section 3.1.     Notices to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 3.2.     Selection of Notes to Be Redeemed . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 3.3.     Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 3.4.     Effect of Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 3.5.     Deposit of Redemption Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 3.6.     Notes Redeemed in Part  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 3.7.     Optional Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 3.8.     Mandatory Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

                                                                                                                     Page
         Section 3.9.     Offer to Purchase By Application of Excess Proceeds . . . . . . . . . . . . . . . . . . . .  35

                                                        ARTICLE 4
                                                        COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . .  37

         Section 4.1.     Payment of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 4.2.     Maintenance of Office or Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 4.3.     Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 4.4.     Compliance Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 4.5.     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 4.6.     Stay, Extension and Usury Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 4.7.     Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 4.8.     Dividend and Other Payment Restrictions Affecting Subsidiaries  . . . . . . . . . . . . . .  43
         Section 4.9.     Incurrence of Indebtedness and Issuance of Disqualified Stock . . . . . . . . . . . . . . .  44
         Section 4.10.    Asset Sales . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 4.11.    Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 4.12.    Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 4.13.    Offer to Repurchase Upon Change of Control  . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 4.14.    Additional Subsidiary Guarantees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 4.15.    Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 4.16.    No Senior Subordinated Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 4.17.    Business Activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

                                                        ARTICLE 5
                                                        SUCCESSORS  . . . . . . . . . . . . . . . . . . . . . . . . .  53

         Section 5.1.     Merger, Consolidation, or Sale of Substantially All Assets  . . . . . . . . . . . . . . . .  53
         Section 5.2.     Successor Corporation Substituted . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

                                                        ARTICLE 6
                                                  DEFAULTS AND REMEDIES   . . . . . . . . . . . . . . . . . . . . . .  54

         Section 6.1.     Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 6.2.     Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 6.3.     Other Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 6.4.     Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Section 6.5.     Control by Majority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Section 6.6.     Limitation on Suits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

                                                                                                                     Page
         Section 6.7.     Rights of Holders of Notes to Receive Payment . . . . . . . . . . . . . . . . . . . . . . .  59
         Section 6.8.     Collection Suit by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         Section 6.9.     Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         Section 6.10.    Priorities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         Section 6.11.    Undertaking for Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

                                                        ARTICLE 7
                                                         TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . .  61

         Section 7.1.     Duties of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 7.2.     Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         Section 7.3.     Individual Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 7.4.     Trustee's Disclaimer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         Section 7.5.     Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         Section 7.6.     Reports by Trustee to Holders of the Notes  . . . . . . . . . . . . . . . . . . . . . . . .  64
         Section 7.7.     Compensation and Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         Section 7.8.     Replacement of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         Section 7.9.     Successor Trustee by Merger, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Section 7.10.    Eligibility; Disqualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Section 7.11.    Preferential Collection of Claims Against Company . . . . . . . . . . . . . . . . . . . . .  67

                                                        ARTICLE 8
                                         LEGAL DEFEASANCE AND COVENANT DEFEASANCE . . . . . . . . . . . . . . . . . .  67

         Section 8.1.     Option to Effect Legal Defeasance or Covenant Defeasance  . . . . . . . . . . . . . . . . .  67
         Section 8.2.     Legal Defeasance and Discharge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         Section 8.3.     Covenant Defeasance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         Section 8.4.     Conditions to Legal or Covenant Defeasance  . . . . . . . . . . . . . . . . . . . . . . . .  69
         Section 8.5.     Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous
                          Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         Section 8.6.     Repayment to Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         Section 8.7.     Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71

                                                        ARTICLE 9
                                             AMENDMENT, SUPPLEMENT AND WAIVER . . . . . . . . . . . . . . . . . . . .  72

         Section 9.1.     Without Consent of Holders of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72


                                                                                                                     Page

         Section 9.2.     With Consent of Holders of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         Section 9.3.     Compliance with Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         Section 9.4.     Revocation and Effect of Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         Section 9.5.     Notation on or Exchange of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         Section 9.6.     Trustee to Sign Amendment, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75

                                                        ARTICLE 10
                                                      SUBORDINATION   . . . . . . . . . . . . . . . . . . . . . . . .  75

         Section 10.1.    Agreement to Subordinate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         Section 10.2.    Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         Section 10.3.    Liquidation; Dissolution; Bankruptcy  . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         Section 10.4.    Default on Designated Senior Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         Section 10.5.    Acceleration of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         Section 10.6.    When Distribution Must Be Paid Over . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         Section 10.7.    Notice by Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         Section 10.8.    Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         Section 10.9.    Relative Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         Section 10.10.   Subordination May Not Be Impaired by Company  . . . . . . . . . . . . . . . . . . . . . . .  83
         Section 10.11.   Payment, Distribution or Notice to Representative . . . . . . . . . . . . . . . . . . . . .  84
         Section 10.12.   Rights of Trustee and Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         Section 10.13.   Authorization to Effect Subordination . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         Section 10.14.   Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         Section 10.15.   No Waiver of Subordination Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . .  85

                                                        ARTICLE 11
                                                      THE GUARANTEES  . . . . . . . . . . . . . . . . . . . . . . . .  85

         Section 11.1.    The Guarantees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         Section 11.2.    Execution and Delivery Guarantees . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
         Section 11.3.    Parent and Subsidiary Guarantors May Consolidate, etc., on Certain Terms  . . . . . . . . .  87
         Section 11.4.    Releases of Guarantees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
         Section 11.5.    Limitation on Subsidiary Guarantor Liability  . . . . . . . . . . . . . . . . . . . . . . .  89
         Section 11.6.    "Trustee" to Include Paying Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
         Section 11.7.    Subordination of Guarantees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90

                                                        ARTICLE 12
                                                      MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . .  90

                                                                                                                     Page

         Section 12.1.    Trust Indenture Act Controls  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
         Section 12.2.    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
         Section 12.3.    Communication by Holders of Notes with Other Holders of Notes . . . . . . . . . . . . . . .  92
         Section 12.4.    Certificate and Opinion as to Conditions Precedent  . . . . . . . . . . . . . . . . . . . .  92
         Section 12.5.    Statements Required in Certificate or Opinion . . . . . . . . . . . . . . . . . . . . . . .  92
         Section 12.6.    Rules by Trustee and Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
         Section 12.7.    No Personal Liability of Directors, Officers, Employees and Stockholders  . . . . . . . . .  93
         Section 12.8.    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
         Section 12.9.    No Adverse Interpretation of Other Agreements . . . . . . . . . . . . . . . . . . . . . . .  93
         Section 12.10.   Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
         Section 12.11.   Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
         Section 12.12.   Counterpart Originals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
         Section 12.13.   Table of Contents, Headings, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94



                                                         EXHIBITS

Exhibit A        FORM OF NOTE
Exhibit B        FORM OF LEGEND FOR GLOBAL NOTE
Exhibit C        FORM OF GUARANTEE

                 INDENTURE dated as of July 2, 1996 among Mesa Operating Co., a Delaware corporation (the "Company"), as issuer, MESA INC., a Texas Corporation (the "Parent"), as a guarantor and Harris Trust and Savings Bank, as trustee (the "Trustee").

                 The Company, the Parent and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 11 5/8% Senior Subordinated Discount Notes due 2006 of the Company (the "Notes"):


                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

                 Section 1.1.     Definitions.

                 "Accreted Value" with respect to any Note means, as of the date of issuance of the Notes, 56.855% of the offering price of the stated principal amount of such Note, and as of any date after such date of issuance and prior to July 1, 2001 as of which the Accreted Value is being calculated (the "Accreted Value Calculation Date") (a) if the Accreted Value Calculation Date is a January 1 or July 1 interest payment date, the percentage of the stated principal amount of such Note as of such date as shown in the table below or (b) if the Accreted Value Calculation Date is not a January 1 or July 1, an amount equal to the sum of (i) the Accreted Value of such Note as of the January 1 or July 1, as the case may be, immediately preceding the Accreted Value Calculation Date, plus (ii) the accrued amortization of the original issue discount from (but excluding) such immediately preceding January 1 or July 1 to (and including) the Accreted Value Calculation Date, calculated as the product of (x) 5.8125% of annual coupon rate of the Accreted Value of such Note as of such immediately proceeding January 1 or July 1 and (y) a fraction, the numerator of which is the number of days from (but excluding) such immediately preceding January 1 or July 1 to (and including) the Accreted Value Calculation Date (assuming a 360-day year of twelve 30-day months), and the denominator of which is 180. The Accreted Value of each Note as of each January 1 and July 1 prior to July 1, 2001 shall be an amount in dollars equal to a percentage of the stated principal amount of such Note as set forth below:

                                                  January 1                           July 1
                                                Payment Date                       Payment Date
                                                ------------                       ------------
                  1997                             60.141%                            63.636%
                  1998                             67.335%                            71.249%
                  1999                             75.390%                            79.772%
                  2000                             84.409%                            89.315%
                  2001                             94.507%                           100.000%

                 On and after July 1, 2001, the Accreted Value of each Note shall be equal to 100% of the stated principal amount thereof.

                 "Acquired Debt" means, with respect to any specified Person or any Subsidiary of such Person (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

                 "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control; further provided, however, that in no event shall any limited partner of DNR that is a beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of less than 10% of the aggregate voting power of the Capital Stock of the Company or the Parent be deemed to be an Affiliate of the Company or the Parent.

                 "Agent" means any Registrar, Paying Agent or co-registrar.

                 "Asset Sale" means (i) the sale, lease, conveyance or other disposition (but excluding the creation of a Lien) by the Company or any of its Restricted Subsidiaries of any assets including, without limitation, by way of a sale and leaseback; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole shall be governed by Sections 4.13 and/or 5.1 hereof and not by Section 4.10 hereof), and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Subsidiaries (including the sale by a Restricted Subsidiary of Equity Interests in an Unrestricted Subsidiary), in the case of either clause (i) or
(ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $5.0 million or (b) for net proceeds in excess of $5.0 million. Notwithstanding the foregoing, the following shall not be deemed to be Asset Sales: (1) a transfer of assets by the Company to a Restricted Subsidiary of the Company or by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary of the Company (in the case of a transfer to a Subsidiary that is not a Wholly Owned Restricted Subsidiary, transfers will be excluded from this definition only to the extent of the Company's or the Restricted Subsidiary's interest in such Subsidiary after giving effect to such transfer), (2) an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary of the Company (in the case of an issuance of Equity Interests to a Subsidiary that is not a Wholly Owned Restricted Subsidiary, issuances will be excluded from this definition only to the extent of the Company's or the Restricted Subsidiary's interest in such Subsidiary after giving effect to such issuance), (3) a Permitted Investment or a Restricted Payment that is permitted by Section 4.7, (4) the abandonment, farm-out, lease or sublease of undeveloped oil and gas properties in the ordinary course of business, (5) the trade or exchange by the Company or any Restricted Subsidiary of the Company of any oil and gas property owned or held by the Company or such Restricted Subsidiary for any oil and gas property owned or held by another Person, which the Board of Directors of the Company determines in good faith to be of approximately equivalent value, (6) the sale or transfer of hydrocarbons or other mineral products or other inventory or surplus or obsolete equipment in the ordinary course of business or (7) sale of hydrocarbons pursuant to Permitted Marketing Obligations.

                 "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended to the extent the lease payments during such extension period are required to be capitalized on a balance sheet in accordance with GAAP).

                 "Bankruptcy Code" means Title 11 of the United States Code, as amended.

                 "Board of Directors" means the Board of Directors of the Company or the Parent, as applicable, or any authorized committee of such Board of Directors.

                 "Borrowing Base" means, as of any date, the aggregate amount of borrowing availability as of such date under all Credit Facilities that determine availability on the basis of a borrowing base or other asset-based calculation, provided that in no event shall the Borrowing Base exceed $600.0 million.

                 "Business Day" means any day other than a Legal Holiday.

                 "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

                 "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                 "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having a rating of at least P1 from Moody's or a rating of at least A1 from S&P and (vi) money market mutual or similar funds having assets in excess of $100,000,000.

                 "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole or the Parent and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange
Act) other than a Permitted Investor, (ii) the adoption by the shareholders of the Company or the Parent of a plan relating to the liquidation or dissolution of the Company or the Parent, (iii) after no shares of the Series B Preferred Stock remain outstanding (a) Continuing Directors cease for any reason to constitute a majority of the members of the Board of Directors of the Company or the Parent for a period of two consecutive years or (b) an event or series of events by which any person or other entity, other than a Permitted Investor, or any group of Persons or other entities acting in concert as a partnership or other group, other than a group of Permitted Investors, shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases, merger, consolidation or otherwise, have become the beneficial owner (within the meaning of rule 13d-3 under the Exchange Act) of 35% or more of the aggregate voting power of the then outstanding Capital Stock of the Parent having the right to elect directors under ordinary circumstances.

                 "Closing Date" the date of the closing of the sale of the Notes offered pursuant to the Offering.

                 "Commission" means the Securities and Exchange Commission.

                 "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (together with any related provision for taxes), to the extent such losses were included in computing such Consolidated Net Income, plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Interest Rate Hedging Agreements), to the extent that any such expense was included in computing such Consolidated Net Income, plus (iv) depreciation, depletion and amortization expenses (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) for such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion and amortization expenses were included in computing such Consolidated Net Income, plus (v) exploration expenses for such Person and its Restricted Subsidiaries for such period to the extent such exploration expenses were included in computing such Consolidated Net Income, plus (vi) other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such other noncash charges were included in computing such Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation, depletion and amortization, exploration and other non-cash charges and expenses of, a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

                 "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded. Notwithstanding the foregoing, for the purpose of Section 4.8 only, there shall be excluded from Consolidated Net Income any dividends or other distributions paid in cash by Unrestricted Subsidiaries to the referent Person or a Restricted Subsidiary thereof to the extent such dividend or other distributions increase the amount of Restricted Payments pursuant to Subsection 4.8(c)(iv)(A).

                 "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending prior to the taking of any action for the purpose of which the determination is being made and for which financial statements are available (but in no event ending more than 135 days prior to the taking of such action), as (i) the par or stated value of all outstanding Capital Stock of the Company, plus (ii) paid-in capital or capital surplus relating to such Capital Stock, plus (iii) any retained earnings or earned surplus, less (a) any accumulated deficit and
(b) any amounts attributable to Disqualified Stock.

                 "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company or the Parent, as the case may be, who (i) was a member of such Board of Directors immediately after the first date on which no shares of Series B Preferred Stock were outstanding or
(ii) was nominated for election or elected to such Board of Directors with the approval of (a) a majority of the Continuing Directors who were members of such Board at the time of such nomination or election or (b) a majority of those directors who were previously approved by Continuing Directors.

                 "Corporate Trust Office of the Trustee" shall be at the
address of the Trustee specified in Section 12.2     hereof or such other
address as to which the Trustee may give notice to the Company.

                 "Credit Agreement" means that certain Credit Agreement, dated as of July 2, 1996, by and among the Company, the Parent, The Chase Manhattan Bank, N.A. as administrative agent and as a lender, Bankers Trust Company, as syndication agent and as a lender, Societe Generale, Southwest Agency, as documentation agent and as a lender, and certain other banks, financial institutions and other entities, as lenders, providing for up to $525.0 million of Indebtedness, including any related notes, letters of credit issued thereunder, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, increased, replaced or refinanced, in whole or in part, from time to time, whether or not with the same lenders or agents.

                 "Credit Facilities" means one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities with banks or other lenders providing for revolving credit loans, term loans, production payment financing, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, increased, replaced or refinanced in whole or in part from time to time.

                 "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

                 "Depository" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.

                 "Designated Senior Debt" means (i) the Credit Agreement and
(ii) any other Senior Debt of the Company and its Subsidiaries permitted under this Indenture the principal amount of which is $25 million or more and that has been designated by the Company as "Designated Senior Debt."

                 "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (i) matures or is mandatorily redeemable for cash, pursuant to a sinking fund obligation or otherwise, or redeemable for cash at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature, or (ii) requires the payment of cash dividends or other cash distributions on or prior to the date that is 91 days after the date on which the Notes mature.

                 "DNR" means DNR-MESA Holdings, L.P., a Delaware limited partnership.

                 "Dollar-Denominated Production Payments" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

                 "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock) and, with respect to any employee benefit plans, stock appreciation rights.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 "Existing Debt" means Indebtedness of the Parent and its Subsidiaries in existence after giving effect to the application of the proceeds of the Recapitalization on the Closing Date, in an aggregate principal amount not to exceed $12,900,000, together with all accrued and unpaid interest thereon and all premiums payable with respect thereto until such amounts are repaid.

                 "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees, redeems or pays any Indebtedness (other than revolving credit borrowings) or issues or redeems Disqualified Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption or payment of Indebtedness, or such issuance or redemption of Disqualified Stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date (including, without limitation, any acquisition to occur on the Calculation Date) shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, (ii) the net proceeds of Indebtedness incurred or Disqualified Stock issued by the Company or any of its Restricted Subsidiaries pursuant to the first paragraph of Section 4.9 hereof during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have been received by the Company or any such Restricted Subsidiary on the first day of the four-quarter reference period and applied to its intended use on such date, (iii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded and (iv) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges shall not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

                 "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees incurred in respect of letter of credit or bankers' acceptance financings; (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or any of its Restricted Subsidiaries or secured by a Lien on assets of such Person or any of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon) and (iv) all cash dividend payments (and non-cash dividend payments (unless paid in Equity Interests which are not Disqualified Stock) in the case of a Person that is a Restricted Subsidiary) on any series of preferred stock of such Person or any of its Restricted Subsidiaries owned by Persons other than the Company or a Restricted Subsidiary. For purposes of the definition of Fixed Charges, (i) interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Board of Directors of such Person (as evidenced by a resolution of the Board of Directors of the Company) to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP,
(ii) interest on Indebtedness that is determined on a fluctuating basis shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest of such Indebtedness in effect on the date Fixed Charges are being calculated, subject to the proviso in clause (iii), (iii) interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate, (provided, that for the period following the date on which the rate actually chosen ceases to be in effect, the Company may designate an optional rate other than that actually chosen, which optional rate shall be deemed to accrue at a fixed per annum equal to the rate of interest on such optional rate in effect on the date Fixed Charges are being calculated) and (iv) Fixed Charges shall be increased or reduced by the net cost (including amortization of discount) or benefit associated with obligations under Interest Rate Hedging Agreements attributable to such period.

                 "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

                 "Government Securities" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

                 "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

                 "Guarantee" means each of the Guarantees of the Notes by the Parent and Subsidiary Guarantors hereunder.

                 "Guarantors" means each of (i) the Parent, and (ii) any Restricted Subsidiary of the Company that executes a Guarantee in accordance with the provisions of this Indenture, and, in each case, their respective successors and assigns.

                 "Holder" means a Person in whose name a Note is registered on the Registrar's books.

                 "Indebtedness" means, with respect to any Person, without duplication, (a) any indebtedness of such Person, whether or not contingent,
(i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) evidenced by letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances, (iv) representing Capital Lease Obligations, (v) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable, (vi) representing any obligations in respect of Interest Rate Hedging Agreements or Oil and Gas Hedging Contracts, and (vii) in respect of any Production Payment, (b) all indebtedness of others of the type referred to in clauses (a), (c), (d) or (e) secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person, except that the amount of such indebtedness not assumed shall be deemed to be the lesser of the value of such asset and the amount of such indebtedness so secured), (c) obligations of such Person in respect of production imbalances and (d) Attributable Debt of such Person, (e) Acquired Debt of such Person and (f) to the extent not otherwise included in the foregoing, the guarantee by such Person of any indebtedness of any other Person, of the type referred to in the preceding clauses (a), (c), (d) or (e).

                 "Indenture" means this Indenture, as amended or supplemented from time to time.

                 "Interest Rate Hedging Agreements" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

                 "Investments" means, with respect to any Person, all investments by such Person (including investments by such Person in Affiliates) in the form of direct or indirect loans (including guarantees of Indebtedness or other obligations, but excluding trade credit and other ordinary course advances customarily made in the Oil and Gas Business), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that the following shall not constitute Investments: (i) an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of Equity Interests (other than Disqualified Stock) in the Company,
(ii) Interest Rate Hedging Agreements entered into in accordance with the limitations set forth in clause (h) of the definition of "Permitted Indebtedness" set forth in Section 4.9 hereof and (iii) Oil and Gas Hedging Contracts entered into in accordance with the limitations set forth in clause
(i) of the definition of "Permitted Indebtedness" set forth in Section 4.9 hereof and (iv) Permitted Marketing Transactions. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company (other than MEV) such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of.

                 "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the City of Chicago or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                 "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                 "Liquid Securities" means securities (i) of an issuer that is not an Affiliate of the Company and (ii) that are publicly traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market; provided, that securities meeting the requirements of clauses (i) and (ii) above shall be treated as Liquid Securities from the date of receipt thereof until the earlier of (x) the date on which such securities are sold or exchanged for cash or cash equivalents and (y) 180 days following the date of the closing of the Asset Sale in connection with which such Liquid Securities were received. In the event such securities are not sold or exchanged for cash or cash equivalents within such 180-day period, for purposes of determining whether the transaction pursuant to which the Company or a Restricted Subsidiary received the securities was in compliance with the provisions of
Section 4.10 hereof, such securities shall be deemed not to have been Liquid Securities at any time.

                 "Material Restricted Subsidiary" means any Restricted Subsidiary of the Company, which, as of the relevant date of determination, would be a "significant subsidiary" as defined in Reg. Section 230.405 promulgated pursuant to the Securities Act as in effect on the date of issuance of the Notes, assuming the Company is the "registrant" referred to in such definition, except that the 10% amounts referred to in such definition shall be deemed to be 5%.

                 "MEV" means Mesa Environmental Ventures Co. and its
Subsidiaries

                 "Moody's" means Moody's Investors Service, Inc. and its successors.

                 "Net Income" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain or loss, together with any related provision for taxes on such extraordinary or nonrecurring gain or loss.

                 "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of Liquid Securities or any other any non-cash consideration received in any Asset Sale, but excluding cash amounts placed in escrow, until such amounts are released to the Company), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and expenses, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts paid to minority interest holders, amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under any Credit Facility) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and any reserve established for future liabilities.

                 "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity or agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise); (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) the explicit terms of which provide that there is no recourse against any of the assets of the Company or its Restricted Subsidiaries.

                 "Note Custodian" means the Trustee or the Registrar, as custodian with respect to the Notes in global form, or any successor entity thereto or any entity acting as custodian with respect to Notes in global form.

                 "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness and with respect to Obligations under the Credit Agreement, includes "Obligations" as defined therein.

                 "Offering" means the offering of the Notes by the Company.

                 "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, the Assistant Secretary or any Vice-President of such Person.

                 "Officers' Certificate" means a certificate signed on behalf of the Company, by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 12.5 hereof.

                 "Oil and Gas Business" means (i) the acquisition, exploration, exploitation, development, operation and disposition of interests in oil, gas and other hydrocarbon properties, (ii) the gathering, marketing, treating, processing, storage, selling and transporting of any production from such interests or properties, (iii) any business relating to or arising from exploration for or development, production, treatment, processing, storage, transportation or marketing of oil, gas and other minerals and products produced in association therewith and (iv) any activity that is ancillary or necessary or desirable to facilitate the activities described in clauses (i) through (iii) of this definition.

                 "Oil and Gas Hedging Contracts" means any oil and gas purchase or hedging agreement, and other agreement or arrangement, in each case, that is designed to provide protection against oil and gas price fluctuations.

                 "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
12.5 hereof. The counsel may be an employee of or counsel to the Company, the Parent, any Subsidiary Guarantor or the Trustee.

                 "Pari Passu Indebtedness" means indebtedness which ranks pari passu in right of payment to the Notes, including the Senior Subordinated Notes.

                 "Permitted Business Investments" means investments made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil and gas through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including, without limitation, (i) ownership interests in oil and gas properties, processing facilities, gathering systems or ancillary real property interests and (ii) Investments in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), limited liability company agreements, subscription agreements, stock purchase agreements and other similar agreements with third parties.

                 "Permitted Investments" means (a) any Investment in the Company or in a Restricted Subsidiary of the Company; (b) any Investment in Cash Equivalents or securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person if, as a result of such Investment and any related transactions that at the time of such Investment are contractually mandated to occur, (i) such Person becomes a Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof; (e) other Investments having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (e) that are at the time outstanding (net of repayments, dividends and distributions received with respect to such Investments), not to exceed $37.5 million; (f) Permitted Business Investments; (g) any Investment acquired by the Company in exchange for Equity Interests in the Company or the Parent (other than Disqualified Stock); (h) Investments in Unrestricted Subsidiaries with net cash proceeds contributed to the common equity capital of the Company or a Restricted Subsidiary since the date of this Indenture, provided that the amount of any such net cash proceeds that are used for any such Investment shall be excluded from clause (c)(ii) of the first paragraph of Section 4.7 hereof and (i) Investments received in connection with any good faith settlement of a bankruptcy proceeding.

                 "Permitted Investor" means any Person who is or was (i) a holder of Shares of the Series B Preferred Stock or (ii) an Affiliate of a Person described in the immediately preceding clause (i).

                 "Permitted Liens" means (i) Liens securing Senior Debt under the Credit Agreement, (ii) Liens securing Indebtedness of a Subsidiary and Liens securing Senior Debt, in each case, that is outstanding on the date of issuance of the Notes (after giving effect to the Recapitalization and the use of the proceeds therefrom) and Liens securing Senior Debt that is permitted by the terms of the Indentures to be incurred, (iii) Liens in favor of the Company or any Restricted Subsidiary, (iv) Liens on property or assets existing at the time of acquisition thereof by the Company or any Subsidiary of the Company and Liens on property or assets of a Subsidiary existing at the time it became a Subsidiary; provided, that such Liens were in existence prior to the contemplation of the acquisition and do not extend to any property or assets other than the acquired property or assets or the property or assets of the acquired Subsidiary, (v) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other kinds of social security, or to secure the payment or performance of tenders, statutory or regulatory obligations, surety or appeal bonds, bids, leases, government contracts and other contracts (other than for borrowed money), performance and return-of-money bonds or other obligations of a like nature incurred in the ordinary course of business (including, without limitation, lessee or operator obligations under statutes, governmental regulations or instruments related to the ownership, exploration and production of oil, gas and minerals on state or federal lands or waters), (vi) Liens existing on the date of the Indentures (after giving effect to the Recapitalization and the use of proceeds therefrom), (vii) Liens for taxes, assessments and governmental charges and claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor, (viii) statutory liens of landlords, mechanics, suppliers, vendors, warehousemen, carriers and other like Liens arising in the ordinary course of business, (ix) pre-judgment Liens and judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceeding that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired, (x) Liens on, or related to, properties or assets to secure all or part of the costs incurred in the ordinary course of the Oil and Gas Business for the exploration, drilling, development, production, processing, transportation, marketing or storage or operation thereof and to support trade letters of credit and bankers' acceptances issued or created in the ordinary course of business, (xi) Liens encumbering pipelines or pipeline facilities that arise under operation of law, (xii) Liens arising under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil or natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements and other agreements that are customary in the Oil and Gas Business, (xiii) Liens reserved in oil and gas mineral leases for bonus and rental payments and for compliance with the terms of such leases, (xiv) Liens constituting survey exceptions, encumbrances, easements, and reservations of, and rights to others for, rights-of-way, zoning and other restrictions as to the use of real properties, and minor defects of title which, in the case of any of the foregoing, do not secure the payment of borrowed money, and in the aggregate do not materially adversely affect the value of the assets of the Company and its Restricted Subsidiaries, taken as a whole, or materially impair the use of such properties for the purposes for which such properties are held by the Company or such Subsidiaries, (xv) Liens not otherwise permitted by clauses (i) through
(xiv) that are incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding, (xvi) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries, (xvii) any interest or title of a lessor under any Capital Lease Obligation and (xviii) purchase money Liens; provided, however, that (a) the related purchase money Indebtedness shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired and the proceeds thereof and (b) the Lien securing such Indebtedness shall be created no later than 10 days after such acquisition.

                 "Permitted Marketing Transaction" means (i) a transaction in which the Company or any Subsidiary of the Parent either (a) establishes a position using New York Mercantile Exchange Crude Oil or Natural Gas Futures contracts to purchase hydrocarbons for future delivery to it or (b) purchases or commits to purchase hydrocarbons for future delivery to it, and contemporaneous with such purchase transaction either (1) establishes one or more positions using New York Mercantile Exchange Crude Oil or Natural Gas Futures contracts to resell at a date subsequent to such delivery date or (2) enters into a contract with a Person to resell at a date subsequent to such delivery date, a similar aggregate quantity and quality of hydrocarbons as so purchased by the Company or such Subsidiary, as applicable, at an aggregate price greater than the Indebtedness incurred for the hydrocarbons so purchased by the Company or such Subsidiary or (ii) any other purchase by the Company or any Subsidiary of the Parent of hydrocarbons for which the Company or such Subsidiary has contracts to sell.

                 "Permitted Refinancing Debt" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness (other than Indebtedness incurred under a Credit Facility) of the Company or any of its Restricted Subsidiaries; provided that:
(i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded, plus the amount of premiums and prepayment penalties and other amounts required to be paid to the holders of such Indebtedness in connection therewith and reasonable fees and expenses incurred in connection therewith; (ii) such Permitted Refinancing Debt has a final maturity date on or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes at least to the same extent as the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

                 "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                 "Preferred Stock" means the collective reference to the Series A Preferred Stock and the Series B Preferred Stock.

                 "Production Payments" means Dollar-Denominated Production Payments and Volumetric Production Payments, collectively.

                 "Recapitalization" means the use of the net proceeds by the Parent and the Company from (i) the sale of the Notes and the Senior Subordinated Notes, (ii) the credit facility pursuant to the Credit Agreement,
(iii) the sale of the Series B Preferred Stock pursuant to the Stock Purchase Agreement and (iv) the sale of the Series A Preferred Stock pursuant to the Rights Offering along with cash and investment balances of the Parent and the Company to repay and/or refinance substantially all of the Parent's, the Company's and their respective Subsidiaries' outstanding Indebtedness.

                 "Repurchase Offer" means an offer made by the Company to purchase all or any portion of a Holder's Notes pursuant to Section 4.10 or
4.13 hereof.

                 "Responsible Officer" when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                 "Restricted Investment" means an Investment other than a Permitted Investment.

                 "Restricted Subsidiary" means any direct or indirect Subsidiary of the Company that is not an Unrestricted Subsidiary.

                 "Rights Offering" means the rights offering by the Parent whereby it will distribute to holders of its common stock transferrable rights to purchase a pro rata portion of approximately 58,400,000 shares of Series A Preferred Stock.

                 "S&P" means Standard & Poor's Ratings Group and its successors.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Senior Subordinated Notes" means the 10 5/8% Senior Subordinated Notes issued by the Company due July 1, 2006.

                 "Senior Subordinated Notes Indenture" means the Indenture dated as of July 2, 1996 among the Company, the Parent and Harris Trust and Savings Banks, as trustee, pursuant to which the Senior Subordinated Notes were issued, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Series A Preferred Stock" means the Series A 8% Cumulative Convertible Preferred Stock of the Parent.

                 "Series B Preferred Stock" means the Series B 8% Cumulative Convertible Preferred Stock of the Parent.

                 "Standby Commitment" means the standby commitment provided by DNR pursuant to which it will purchase additional shares of Series B Preferred Stock equal to the number of shares of Series A Preferred Stock, if any, not purchased in the Rights Offering.

                 "Stated Price" means, with respect to any Note as of any date of determination, (i) the Accreted Value thereof on the date of determination, if such date is on or prior to July 1, 2001 or (ii) 100% of the principal amount thereof plus accrued but unpaid interest thereon to the date of determination, if such date is after July 1, 2001, and in the cases, and only the cases, of an optional redemption effected pursuant to the provisions of Sections 3.7 and 4.13, the premium (if any) payable pursuant to such Sections, as applicable.

                 "Stock Purchase Agreement" means the Stock Purchase Agreement dated April 26, 1996 between the Parent and DNR, as the same may be amended, supplemented, or otherwise modified from time to time.

                 "Subordinated Indebtedness" means any Indebtedness of the Company or any Restricted Subsidiary (whether outstanding on the date of the issuance of the Notes or thereafter incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement.

                 "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

                 "Subsidiary Guarantors" means any Restricted Subsidiary of the Company that executes a Guarantee in accordance with the provisions of this Indenture and any successor or assign of such Subsidiary that becomes obligated under any Guarantee pursuant to this Indenture.

                 "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

                 "Total Assets" means, with respect to the Company, the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company.

                 "Trustee" means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                 "Unrestricted Subsidiary" means (i) any Subsidiary of the Company which at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and
(ii) any subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if: (a) such Subsidiary does not own any Capital Stock of, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; (b) all the Indebtedness of such Subsidiary shall at the date of designation, and will at all times thereafter consist of, Non-Recourse Debt;
(c) the Company certifies that such designation was permitted by Section 4.7;
(d) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and the Subsidiaries; (e) such Subsidiary does not, directly or indirectly, own any Indebtedness of or Equity Interest in, and has no Investments in, the Company or any Restricted Subsidiary; (f) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Equity Interests or (2) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (g) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company and (h) the Board of Directors of the Company shall have made a determination (as set forth in the resolution approving such designation, creation or purchase) that the designation, creation and operation of the Unrestricted Subsidiary is not reasonably expected to materially and adversely affect the financial condition, business, or operations of the Company and its Restricted Subsidiaries taken together as a whole (which resolution shall be conclusive evidence of compliance with this provision).
Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred as of such date. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could incur at least $1.00 of additional Indebtedness (excluding Permitted Indebtedness) pursuant to Section 4.9 on a pro forma basis taking into account such designation.

                 "Volumetric Production Payments" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

                 "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

                 "Wholly Owned Restricted Subsidiary" means, with respect to any Person, a Restricted Subsidiary of such Person, all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) are owned, directly or indirectly, by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

                 Section 1.2.     Other Definitions.

                                                                                     Defined in
                                  Term                                                Section
                 "Affiliate Transaction"  . . . . . . . . . . . . . . . . . . .           4.11
                 "Asset Sale Offer" . . . . . . . . . . . . . . . . . . . . . .           3.9
                 "Bankruptcy Law" . . . . . . . . . . . . . . . . . . . . . . .          10.2
                 "Change of Control Offer"  . . . . . . . . . . . . . . . . . .           4.13
                 "Change of Control Payment"  . . . . . . . . . . . . . . . . .           4.13
                 "Change of Control Payment Date" . . . . . . . . . . . . . . .           4.13
                 "Closing Date" . . . . . . . . . . . . . . . . . . . . . . . .           2.1
                 "Covenant Defeasance"  . . . . . . . . . . . . . . . . . . . .           8.3
                 "Custodian"  . . . . . . . . . . . . . . . . . . . . . . . . .           6.1
                 "DTC"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .           2.3
                 "Event of Default" . . . . . . . . . . . . . . . . . . . . . .           6.1
                 "Excess Proceeds"  . . . . . . . . . . . . . . . . . . . . . .           4.10
                 "Global Note Holder" . . . . . . . . . . . . . . . . . . . . .           2.1

                 "incur"  . . . . . . . . . . . . . . . . . . . . . . . . . . .           4.9
                 "Legal Defeasance" . . . . . . . . . . . . . . . . . . . . . .           8.2
                 "Notice of Default"  . . . . . . . . . . . . . . . . . . . . .           6.1
                 "Offer Amount" . . . . . . . . . . . . . . . . . . . . . . . .           3.9
                 "Offer Period" . . . . . . . . . . . . . . . . . . . . . . . .           3.9
                 "Paying Agent" . . . . . . . . . . . . . . . . . . . . . . . .           2.3
                 "Payment Blockage Notice"  . . . . . . . . . . . . . . . . . .          10.4
                 "Payment Default"  . . . . . . . . . . . . . . . . . . . . . .           6.1
                 "Permitted Indebtedness" . . . . . . . . . . . . . . . . . . .           4.9
                 "Purchase Date"  . . . . . . . . . . . . . . . . . . . . . . .           3.9
                 "Registrar"  . . . . . . . . . . . . . . . . . . . . . . . . .           2.3
                 "Restricted Payments"  . . . . . . . . . . . . . . . . . . . .           4.7
                 "Senior Debt"  . . . . . . . . . . . . . . . . . . . . . . . .          10.2

                 Section 1.3.     Incorporation By Reference of Trust
Indenture Act.

                 Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                 The following TIA terms used in this Indenture have the following meanings:

                 "indenture securities" means the Notes;

                 "indenture to be qualified" means this Indenture;

                 "indenture trustee" or "institutional trustee" means the Trustee;

                 "obligor" with respect to the Notes means the Company and with respect to the Guarantees means the Parent and any Subsidiary Guarantor and any successor obligor upon the Notes and the Guarantees, respectively.

                 All other terms used in this indenture that are defined by the TIA, defined by TIA reference to another statute or defined by rule enacted by the Commission under the TIA have the meanings so assigned to them.

                 Section 1.4.     Rules of Construction.

                 Unless the context otherwise requires:

                 (1)      a term has the meaning assigned to it;

                 (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                 (3)      "or" is not exclusive;

                 (4) words in the singular include the plural, and in the plural include the singular;

                 (5) provisions apply to successive events and transactions; and

                 (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.


                                   ARTICLE 2
                                   THE NOTES

                 Section 2.1.     Form and Dating.

                 The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Guarantees of the Parent and the Subsidiary Guarantors, if any, shall be substantially in the form of Exhibit C hereto, the terms of which are incorporated in and made part of this indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its issuance and shall show the date of its authentication. The Notes will be fully registered and only in denominations of $1,000 principal amount (at maturity) and integral multiples of $1,000 in excess thereof.

                 The Notes offered and sold may be issued initially in the form of one or more fully registered Global Notes, with, or on behalf of, The Depository Trust Company and registered in the name of Cede & Co., as nominee of the Depository (such nominee being referred to herein as the "Global Note Holder"), or will remain in the custody of the Registrar pursuant to the Fast Balance Certificate Agreement between the Depository and the Registrar and shall bear the legend set forth as Exhibit B. Except as set forth in Section 2.6, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

                 The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, Parent, any Subsidiary Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and (as to the Trustee, to the extent such terms and provisions pertain to the Trustee) to be bound thereby.

                 Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the legend on Exhibit B). Notes issued in certificated form shall be substantially in the form of Exhibit A attached hereto (but without including the legend on Exhibit B). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

                 Section 2.2.     Execution and Authentication.

                 Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form.

                 If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

                 A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                 The Trustee shall, upon a written order of the Company signed by two Officers, authenticate Notes for original issue up to the aggregate principal amount (at maturity) of $264,000,000. The aggregate principal amount (at maturity) of Notes outstanding at any time may not exceed $264,000,000, except as provided in Section 2.7 hereof.

                 The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

                 Section 2.3.     Registrar and Paying Agent.

                 The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York where (i) Notes may be presented for registration of transfer or for exchange ("Registrar") and (ii) Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

                 The Company initially appoints The Depository Trust Company ("DTC")to act as Depository with respect to the Global Notes.

                 The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

                 Section 2.4.     Paying Agent to Hold Money in Trust.

                 The Company shall require each Paying Agent, including the Trustee (who shall be deemed to have agreed by its execution of this Indenture), to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee (unless the Paying Agent is the Trustee, in which case it shall hold in trust for the Holders) all money held by the Paying Agent for the payment of the Stated Price of or interest on the Notes, and shall notify the Trustee of any default by the Company, the Parent or any Subsidiary Guarantor in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company, the Parent or a Subsidiary) shall have no further liability for the money. If the Company, the Parent or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Parent or a Subsidiary Guarantor, the Trustee shall serve as sole Paying Agent for the Notes.

                 Section 2.5.     Holder Lists.

                 The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company, the Parent and/or the Subsidiary Guarantors shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company, the Parent and the Subsidiary Guarantors shall otherwise comply with TIA Section
 312(a).

                 Section 2.6.     Transfer and Exchange.

                 Subject to the provisions of Section 2.13, when Notes are presented to the Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder thereof (or his attorney duly authorized in writing) in form satisfactory to the Company and to the Registrar. In order to permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's written request. No service charge shall be made for any registration of transfer or exchange or of redemption, but the Company may, by notice to the Trustee, require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other governmental charge payable upon exchanges or transfers pursuant to Sections 2.2, 2.3, 3.6, 3.7(b) or 3.9). The Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

                 Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

                 Section 2.7.     Replacement Notes.

                 If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the receipt of a written authentication order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for its expenses in replacing a Note.

                 Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

                 Section 2.8.     Outstanding Notes.

                 The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section
2.9 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

                 If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

                 If the principal amount of any Note is considered paid under
Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue. Notes will also cease to be outstanding for certain purposes hereunder as provided in Article 8 hereof.

                 If the Paying Agent (other than the Company, the Parent, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay the Stated Price of Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

                 Section 2.9.     Treasury Notes.

                 In determining whether the Holders of the required principal amount (at maturity) of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, the Parent, any Subsidiary Guarantor, or by any Affiliate of the Company, the Parent or any Subsidiary Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trustee actually knows are registered in the names of the Company, the Parent, any Subsidiary Guarantor or any of their Affiliates or are certified as such by the Company in an Officer's Certificate delivered to the Trustee shall be so disregarded.

                 When the Company, the Parent, any Subsidiary Guarantor or any of their Affiliates repurchases or otherwise acquires Notes, the Company shall notify the Trustee, in writing, of the aggregate principal amount of such Notes so repurchased or otherwise acquired. The Trustee may require an Officer's Certificate listing Notes owned by the Company, the Parent, any Subsidiary Guarantor or any of their Affiliates.

                 Section 2.10.  CUSIP Number.

                 The Company in issuing the Notes may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes.

                 Section 2.11.    Cancellation.

                 The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

                 Section 2.12.    Defaulted Interest.

                 If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.1 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                 Section 2.13.    Book-Entry Provisions for Global Notes.

                 (a) The Global Notes initially shall (i) be registered in the name of Cede & Co., as the nominee of The Depository Trust Company, (ii) be delivered to the Registrar as custodian for such Depository and (iii) bear legends as set forth in Exhibit B.

                 (b) Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Registrar or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

                 (c) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Certificated Notes in accordance with the rules and procedures of the Depository. In addition, Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Company notifies the Registrar that the Depository is unwilling or unable to continue as Depository for any Global Note and a successor Depository is not appointed by the Company within 90 days of such notice or (ii) the Company, at its option, notifies the Registrar in writing that it elects to cause the issuance of Notes in definitive form under the Indenture or (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Certificated Notes.

                 (d) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (c), the Registrar shall (if one or more Certificated Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Notes of like tenor and amount.

                 (e) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to the second sentence of paragraph (c), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Certificated Notes of authorized denominations.

                 (f) The Holder of any Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.


                                   ARTICLE 3
                           REDEMPTION AND PREPAYMENT

                 Section 3.1.     Notices to Trustee.

                 If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, then it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the paragraph of the Notes and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and
(iv) the redemption price.

                 Section 3.2.     Selection of Notes to Be Redeemed.

                 If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

                 The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount (at maturity) thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 principal amount (at maturity) or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. A new Note in principal amount (at maturity) equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, unless the Company defaults in payment of the redemption price, interest ceases to accrete or accrue, as the case may be, on Notes or portions of them called for redemption. Except as provided in this Section 3.2, provisions of this

Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

                 Section 3.3.     Notice of Redemption.

                 Subject to the provisions of Section 3.9 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder of Notes to be redeemed at such Holder's registered address.

                 The notice shall identify the Notes to be redeemed and shall state:

                 (a)      the redemption date;

                 (b)      the redemption price;

                 (c) if any Note is being redeemed in part, the portion of the principal amount (at maturity) of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes having an Accreted Value (as of a specified date) and principal amount (at maturity) equal to the unredeemed portion of the Accreted Value (as of such specified date) and principal amount (at maturity) thereof, respectively, shall be issued upon cancellation of the original Note;

                 (d)      the name and address of the Paying Agent;

                 (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                 (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption cease to accrete or accrue, as the case may be, on and after the redemption date;

                 (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                 (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

                 At the Company's request and expense, the Trustee shall give the notice of redemption in the Company's name; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

                 Section 3.4.     Effect of Notice of Redemption.

                 Once notice of redemption is mailed in accordance with Section
3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

                 Section 3.5.     Deposit of Redemption Price.

                 On or prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of and accrued interest, if any, on, all Notes to be redeemed.

                 If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrete or accrue, as the case may be, on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall accrete or be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1 hereof.

                 Section 3.6.     Notes Redeemed in Part.

                 Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the receipt of a written authentication order of the Company signed by two Officers of the Company, the Trustee shall authenticate for the Holder at the expense of the Company a new Note having an Accreted Value (as of the redemption date) and principal amount (at maturity) equal to the unredeemed portion of the Note surrendered.

                 Section 3.7.     Optional Redemption.

                 (a) Except as set forth in clause (b) of this Section 3.7, the Company shall not have the option to redeem the Notes pursuant to this
Section 3.7 prior to July 1, 2001. From and after July 1, 2001, the Company shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon from July 1, 2001 to the applicable redemption date, if redeemed during the twelve-month period beginning on July 1 of each of the years indicated below:

                                                                      Percentage of
         Year                                                       Principal Amount
         ----                                                       ----------------
         2001   . . . . . . . . . . . . . . . . . . . . . . . .          105.813%

         2002 . . . . . . . . . . . . . . . . . . . . . . . . .          103.875%

         2003   . . . . . . . . . . . . . . . . . . . . . . . .          101.938%

         2004 and thereafter  . . . . . . . . . . . . . . . . .          100.000%


                 (b)      Notwithstanding the provisions of clause (a) of this
Section 3.7, at any time prior to July 1, 1999, the Company may, at its option, on any one or more occasions, redeem up to $88 million of the aggregate principal amount (at maturity) of Notes at a redemption price of 110% of the Accreted Value (at the redemption date) thereof, with the net proceeds of sales of Equity Interests (other than Disqualified Stock) in the Company or Parent; provided that at least $176 million of the aggregate principal amount (at maturity) of Notes remains outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 60 days of the date after the closing of the related sale of such Equity Interests.

                 (c) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

                 Section 3.8.     Mandatory Redemption.

                 Except as set forth under Sections 4.10 and 4.13 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                 Section 3.9.     Offer to Purchase By Application of Excess
Proceeds.

                 In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders of Notes and, to the extent required by the terms thereof, to all holders or lenders of other Pari Passu Indebtedness, to purchase Notes and any such Pari Passu Indebtedness (an "Asset Sale Offer"), it shall follow the procedures specified below.

                 The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof, giving effect to any related offer for Pari Passu Indebtedness pursuant to Section 4.10, (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

                 If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

                 Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                 (a) that the Asset Sale Offer is being made pursuant to this Section 3.9 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

                 (b)      the Offer Amount, the purchase price and the Purchase
         Date;

                 (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

                 (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest, as the case may be, after the Purchase Date;

                 (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

                 (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depository, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date;

                 (g) that Holders shall be entitled to withdraw their election if the Company, the Depository or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                 (h) that, if the aggregate Accreted Value or principal amount, as the case may be, of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 in principal amount at maturity, or integral multiples thereof, shall be purchased) in the manner provided in Section 4.10; and

                 (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

                 On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.9. The Company, the Depository or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon receipt of a written authentication order of the Company signed by two Officers of the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.
The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

                 Other than as specifically provided in this Section 3.9, any purchase pursuant to this Section 3.9 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.


                                   ARTICLE 4
                                   COVENANTS

                 Section 4.1.     Payment of Notes.

                 The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Parent, the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all such amounts then due.

                 The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

                 Section 4.2.     Maintenance of Office or Agency.

                 The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where principal, premium, if any, and interest on the Notes will be paid and where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                 The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                 The Company hereby designates the following office of an Affiliate of the Trustee as one such office or agency of the Company in accordance with Section 2.3: Harris Trust Company of New York, 77 Water Street, New York, New York 10005.

                 Section 4.3.     Reports.

                 (a) To the extent permitted by the Exchange Act, the Company shall file with the Commission and provide, within 15 days after such filing, the Trustee and Holders and prospective Holders (upon request) with the annual reports and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act. In the event that the Company is not permitted to file such reports, documents and information with the Commission, the Company will provide substantially similar information to the Trustees, the Holders and prospective Holders (upon request) as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. The Company shall at all times comply with TIA Section 314(a)

                 (b) The Company shall be deemed to have satisfied the provisions of Section 4.3(a) if the Parent files and provides reports, documents and information of the types otherwise so required, in each case within the applicable time periods, and the Company is not required to file such reports, documents and information separately under the applicable rules and regulations of the Commission (after giving effect to any exemptive relief) because of the filings by the Parent.

                 Section 4.4.     Compliance Certificate.

                 (a) Each of the Parent and the Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Parent and its Subsidiaries and the Company and its Subsidiaries, as the case may be, during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Parent or the Company, as the case may be, has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Parent or the Company, as the case may be, has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Parent or the Company, as the case may be, is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Parent or the Company, as the case may be, is taking or proposes to take with respect thereto. As of the date hereof, each of the Parent's and the Company's fiscal year ends on December 31 of each calendar year. In the event the Company changes its fiscal year, it shall promptly notify the Trustee of such change.

                 (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the fiscal year-end financial statements delivered pursuant to Section 4.3(a) above shall be accompanied by a written statement of the Parent's or the Company's, as the case may be, independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of
Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                 (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within five Business Days of any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

                 Section 4.5.     Taxes.

                 The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

                 Section 4.6.     Stay, Extension and Usury Laws.

                 Each of the Company, the Parent and the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Company, the Parent and the Subsidiary Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

                 Section 4.7.     Restricted Payments.

                 The Company shall not and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (including, without limitation, any payment to holders of the Company's Equity Interests in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions (a) payable in Equity Interests (other than Disqualified Stock) of the Company, (b) to the extent necessary to permit the Parent to pay overhead, tax liabilities, legal, accounting or other professional fees and expenses and any fees and expenses associated with registration statements filed with the Commission and subsequent ongoing public reporting requirements, in each case to the extent actually incurred by the Parent in connection with acting as a holding company for the Company and its Subsidiaries or (c) to the extent necessary to permit the Parent to perform its obligations to pay fees, expenses and indemnification under Sections 5.4, 5.5, 5.15, 8.3, 9.2 and 9.3 of the Stock Purchase Agreement; (ii) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent or other Affiliate of the Company that is not a Wholly Owned Restricted Subsidiary of the Company; (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except any scheduled principal payment or sinking fund payment or at final maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses
(i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted
Payment:

                 (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

                 (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.9 hereof; and

                 (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (2), (3), (5) and (6) of the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first month after the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus
         (ii) 100% of the aggregate net cash proceeds received by the Company since the date of this Indenture (A) as capital contributions to the Company (other than from a Subsidiary of the Company or from the Rights Offering or the Standby Commitment) and (B) from the issue, sale or exercise since the date of this Indenture of Equity Interests in the Company or the Parent or of debt securities of the Company or the Parent that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (iii) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the net proceeds of such sale, liquidation or repayment and (B) the initial amount of such Restricted Investment, plus (iv) the amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (A) payments of dividends or interest or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, (B) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries or (C) the receipt of proceeds by the Company or any Restricted Subsidiary from the sale or other disposition of any portion of any Investment in an Unrestricted Subsidiary not to exceed the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments.

                 The foregoing provisions shall not prohibit (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture and such dividend (a) shall be deemed paid on the date of such date of declaration for purposes of clauses (a) and (b) in the next preceding paragraph and (b) shall be included in the determination of Restricted Payments pursuant to clause (c) of the preceding paragraph only when declared and not when paid; (2) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (3) the defeasance, redemption or repurchase of Subordinated Indebtedness with the net cash proceeds from an incurrence of subordinated Permitted Refinancing Debt or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company or the Parent (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause
(c)(ii) of the preceding paragraph; (4) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company, the Parent or any Subsidiary of the Company (x) held by any of the Company's (or any of its Subsidiaries') employees pursuant to any management equity subscription agreement, stock option agreement or any other agreement with such employee, or (y) in connection with a tender offer to eliminate odd lots of such Equity Interests; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.0 million in any fiscal year (plus the aggregate cash proceeds received by the Company during such fiscal year from any issuance of Equity Interests by the Company or the Parent to any Permitted Investors or employee of the Company or any of its Subsidiaries); and provided further that no Default or Event of Default shall have occurred and be continuing immediately after such transaction; (5) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options; (6) the defeasance, redemption, repurchase or repayment of the Existing Debt if any of the Existing Debt is subordinated to the Notes.

                 The amount of all Restricted Payments (other than cash) shall be the fair market value (as determined in good faith by a resolution of the Board of Directors of the Company set forth in an Officers' Certificate delivered to the Trustee, which determination shall be conclusive evidence of compliance with this provision) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or the applicable Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than ten days after the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.7 were computed.

                 In computing Consolidated Net Income for purposes of this
Section 4.7, (i) the Company shall use audited financial statements for the portion of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (ii) the Company shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination. If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment, would on the good faith determination of the Company be permitted under the requirements of this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Net Income of the Company for any period.

                 The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation and shall reduce the amount available for Restricted

Payments under clause (c) of the first paragraph of this covenant and/or the applicable provisions of the second paragraph of this covenant, as appropriate. All such outstanding Investments shall be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation shall only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

                 Section 4.8. Dividend and Other Payment Restrictions Affecting Subsidiaries.

                 The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(x) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (y) pay any indebtedness owed by it to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) the Credit Agreement as in effect as of the date of this Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof or any other Credit Facility, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or other Credit Facilities are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Credit Agreement as in effect on the date of this Indenture, (b) this Indenture and the Senior Subordinated Notes Indenture and the Notes and the Senior Subordinated Notes, (c) applicable law, (d) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except, in the case of Indebtedness, to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, (e) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (f) capital leases and purchase money obligations for property leased or acquired in the ordinary course of business that impose restrictions of the nature described in clause
(iii) above on the property so leased or acquired, (g) restrictions in the form of Liens which are not prohibited pursuant to Section 4.12 and which are customary limitations on the transfer of collateral and customary restrictions contained in stock purchase agreements or asset sales agreements limiting the transfer of assets pending the closing of the sale or (h) Permitted Refinancing Debt, provided that the restrictions contained in the agreements governing such Permitted Refinancing Debt are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

                 Section 4.9. Incurrence of Indebtedness and Issuance of Disqualified Stock.

                 The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and the Company shall not and shall not permit any of its Restricted Subsidiaries to, issue any Disqualified Stock; provided, however, subject to the limitations set forth below, the Company and the Subsidiary Guarantors may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if:

                      (i) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.5 to 1, determined on a pro forma basis as set forth in the definition of Fixed Charge Coverage Ratio; and

                      (ii) no Default or Event of Default shall have occurred and be continuing at the time such additional Indebtedness is incurred or such Disqualified Stock is issued or would occur as a consequence of the incurrence of the additional Indebtedness or the issuance of the Disqualified Stock.

                 Notwithstanding the foregoing, this Indenture shall not prohibit any of the following (collectively, "Permitted Indebtedness"): (a) the Indebtedness evidenced by the Notes and the Senior Subordinated Notes; (b) the incurrence by the Company of Indebtedness pursuant to Credit Facilities, so long as the aggregate principal amount of all Indebtedness outstanding under all Credit Facilities does not, at any one time, exceed the greater of (1) $525 million or (2) the Borrowing Base; (c) the guarantee by any Restricted Subsidiary (including any Subsidiary Guarantor) of any Indebtedness that is permitted by this Indenture to be incurred by the Company; provided that such Subsidiary, if not a Subsidiary Guarantor, becomes a Subsidiary Guarantor hereunder; (d) all Indebtedness of the Company and its Restricted Subsidiaries in existence as of the date of the Indenture after giving effect to the Recapitalization and the application of the proceeds thereof; (e) intercompany Indebtedness between or among the Company, the Parent and any of the Company's Restricted Subsidiaries; provided, however, that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinate to the payment in full of all Obligations with respect to the Notes and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company, the Parent or a Restricted Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not the Company, the Parent or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;
(f) Indebtedness of the Company or any Restricted Subsidiary related to any Permitted Marketing Transaction including, without limitation, under letters of credit or guarantees of Indebtedness or other obligations of a party to a Permitted Marketing Transaction, provided, that in the event that the Company or any Restricted Subsidiary guarantees such Indebtedness or other obligations of another party, then either (1) the Person who is obligated to purchase hydrocarbons from such party has an investment grade credit rating from S&P or Moody's, or in lieu thereof, a Person guaranteeing the payment of such obligated Person has an investment grade credit rating from S&P or Moody's or (2) such Person posts, or has posted for it, a letter of credit in favor of the Company or such Subsidiary Guarantor with respect to all of such Person's obligations under such contracts, (g) in addition to Indebtedness under any Credit Facility, Indebtedness in connection with one or more standby letters of credit, guarantees, performance bonds or other reimbursement obligations, in each case, issued in the ordinary course of business and not in connection with the borrowing of money or the obtaining of advances or credit (other than advances or credit on open account, includible in current liabilities, for goods and services in the ordinary course of business and on terms and conditions which are customary in the Oil and Gas Business, and other than the extension of credit represented by such letter of credit guarantee or performance bond itself), not to exceed in the aggregate at any given time outstanding 5.0% of Total Assets; (h) Indebtedness under Interest Rate Hedging Agreements entered into for the purpose of limiting interest rate risks, provided that the obligations under such agreements are related to payment obligations on Indebtedness otherwise permitted by the terms of this covenant and that the aggregate notional principal amount of such agreements does not exceed 105% of the principal amount of the Indebtedness to which such agreements relate; (i) Indebtedness under Oil and Gas Hedging Contracts, provided that such contracts were entered into in the ordinary course of business for the purpose of limiting risks that arise in the ordinary course of business of the Company and its Subsidiaries; (j) the incurrence by the Company and Subsidiary Guarantors of Indebtedness not otherwise permitted to be incurred pursuant to this paragraph, provided that the aggregate principal amount (or accreted value, as applicable) of all Indebtedness incurred pursuant to this clause (j), together with all Permitted Refinancing Debt incurred pursuant to clause (k) of this paragraph in respect of Indebtedness previously incurred pursuant to this clause (j), does not exceed $25.0 million at any one time outstanding; (k) Permitted Refinancing Debt incurred in exchange for, or the net proceeds of which are used to refinance, extend, renew, replace, defease or refund, Indebtedness that was permitted by this Indenture to be incurred (including Indebtedness previously incurred pursuant to this clause (k)); or (l) production imbalances arising in the ordinary course of business and consistent with past practices.

                 Section 4.10.    Asset Sales.

                 The Company shall not, and shall not permit any of its Restricted Subsidiaries (other than MEV) to, engage in an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by a resolution of the Board of Directors of the Company set forth in an Officers' Certificate delivered to the Trustee, which determination shall be conclusive evidence of compliance with this provision) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 80% of the consideration therefor received by the Company or such Restricted Subsidiary (after deducting expenses associated with such asset sale) is in the form of cash, Cash Equivalents, oil and gas properties owned or held by another Person which are to be used in the Oil and Gas Business of the Company or its Restricted Subsidiaries or any combination thereof; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or, with respect to plugging and abandonment obligations and other similar liabilities, in the notes thereto), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any Liquid Securities received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days after closing such Asset Sale, shall be deemed to be cash for purposes of this provision to the extent of the liabilities assumed or cash received.

                 Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, for one or more of the following purposes: (a) to reduce Senior Debt of the Company and its Subsidiaries, (b) to make Permitted Business Investments, (c) to acquire controlling interests in other Oil and Gas Businesses to the extent such Investments are not Permitted Business Investments, (d) to make capital expenditures in respect of the Company's or its Restricted Subsidiaries' Oil and Gas Business, and (e) to purchase assets that are used or useful in the Oil and Gas Business. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Debt of the Company and its Subsidiaries that is revolving debt or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph shall (after the expiration of the periods specified in this paragraph) be deemed to constitute "Excess Proceeds."

                 When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall make an Asset Sale Offer to purchase the maximum principal amount of Notes and any other Pari Passu Indebtedness to which the Asset Sale Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to, in the case of any such Pari Passu Indebtedness, 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase or, in the case of the Notes, prior to July 1, 2001, 100% of the Accreted Value thereof on the date of purchase and thereafter, 100% of the principal amount of the Notes, plus after July 1, 2001, accrued but unpaid interest thereon, if any, to the date of purchase, or, in the case of any other discount Pari Passu Indebtedness, 100% of the accreted value thereof on the date of purchase, in each case, in accordance with the procedures set forth in Section 3.9 hereof or the agreements governing the Pari Passu Indebtedness, as applicable. To the extent that the aggregate amount (or accreted value, as the case may be) of Notes and Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes and such proceeds will no longer be considered "Excess Proceeds" for the purposes of this Section 4.10. If the sum of (i) the aggregate Accreted Value (or, if after July 1, 2001, the principal amount) of the Notes surrendered by the Holders thereof, and (ii) the aggregate principal amount or accreted value, as the case may be, of other Pari Passu Indebtedness surrendered by holders or lenders thereof, exceeds the amount of Excess Proceeds, the Trustee and the trustee or other lender representatives for the Pari Passu Indebtedness shall select the Notes and other Pari Passu Indebtedness to be purchased on a pro rata basis, based on the aggregate principal amount (or accreted value, as applicable) thereof surrendered in such Asset Sale Offer.

                 Section 4.11.    Transactions with Affiliates.

                 The Company shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any of its Affiliates (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than would be available in a comparable transaction by the Company or such Subsidiary in arm's length dealings with an unrelated third party or, in the event no comparable transaction with an unaffiliated Person is available, on terms that are fair from a financial point of view to the Company or such Subsidiary, as the case may be, (ii) with respect to an Affiliate Transaction or series of related Affiliate Transactions involving payments in excess of $1,000,000 in the aggregate, the Company delivers an Officers' Certificate to the Trustee certifying that such Affiliate Transaction complies with clause (i) above,
(iii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving payments in excess of $5,000,000 but less than $15,000,000 in the aggregate, the Company delivers an Officer's Certificate to the Trustee certifying that (a) such Affiliate Transaction or series of related Affiliate Transactions complies with clause (i) above and (b) such Affiliate Transaction or series of related Affiliate Transactions has been approved by a resolution adopted by a majority of the members of the Board of Directors of the Company who are disinterested with respect to such Affiliate Transaction or series of related Affiliate Transactions (which resolution shall be conclusive evidence of compliance with this provision) and (iv) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving payments of $15,000,000 or more in the aggregate, (A) the Company delivers an Officer's Certificate certifying that (a) such Affiliate Transaction or series of related Affiliate Transactions complies with clause (i) above and (b) such Affiliate Transaction has been approved by a resolution adopted by a majority of the members of the Board of Directors of the Company who are disinterested with respect to such Affiliate Transaction and (B) the Company shall have received a written opinion of a firm of investment bankers nationally recognized in the United States that such Affiliate Transaction or series of related Affiliate Transactions is fair from a financial point of view to the Company or such Subsidiary (which resolution and fairness opinion shall be conclusive evidence of compliance with this provision), provided, however, that the foregoing shall not apply to (1) the Recapitalization, the payment of fees, expenses and indemnifications under Sections 5.4, 5.5, 5.15, 8.3, 9.2 and 9.3 of the Stock Purchase Agreement or any transaction effected pursuant to the terms of the Series A Preferred Stock or Series B Preferred Stock as in effect on the date of this Indenture, (2) Permitted Investments and Restricted Payments that are permitted by Section 4.7 hereof, (3) loans or advances to officers, directors and employees of the Company or any Subsidiary made in the ordinary course of business and consistent with past practices of the Company and its Subsidiaries not to exceed in the aggregate at any one time outstanding $2.5 million, (4) the payment of reasonable and customary regular fees to directors of the Company or any of its Subsidiaries who are not employees of the Company or any Subsidiary, (5) any indemnification or similar payment made to any director or officer (A) in accordance with the corporate charter or by-laws of the Company or any Subsidiary, (B) under any agreement or (C) under applicable law, (6) obligations of the Company or any Subsidiary under employee compensation and other benefit arrangements entered into or provided for in the ordinary course of business, (7) any transaction relating to the disposition of the Company's Investment in MEV or (8) any transaction between or among the Company, the Parent and its Restricted Subsidiaries.

                 Section 4.12.    Liens.

                 The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien (other than Permitted Liens) upon any of its property or assets, now owned or hereafter acquired securing Indebtedness (other than Senior Debt), unless prior to or contemporaneously therewith the Notes are directly secured equally and ratably, provided that (i) if such secured Indebtedness is Pari Passu Indebtedness, the Lien securing such Pari Passu Indebtedness shall be subordinate and junior to, or pari passu with, the Lien securing the Notes and (ii) if such secured Indebtedness is Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be subordinate and junior to the Lien securing the Notes at least to the same extent as such Subordinated Indebtedness is subordinated to the Notes.

                 Section 4.13.    Offer to Repurchase Upon Change of Control.

                 (a) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to prior to July 1, 2001, 101% of the Accreted Value of the Notes on the date of purchase and, on July 1, 2001 and thereafter, 101% of the aggregate principal amount thereof plus accrued and unpaid interest if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder stating: (1) and describing the transaction or transactions that constitute the Change of Control; (2) that the Change of Control Offer is being made pursuant to this Section 4.13 and that all Notes tendered shall be accepted for payment; (3) the purchase price and the purchase date described below (the "Change of Control Payment Date"); (4) that any Note not tendered shall continue to accrete or accrue interest, as the case may be, if any; (5) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest, if any, after the Change of Control Payment Date; (6) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (7) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (8) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount at maturity or an integral multiple thereof. The Company, the Parent and each

Subsidiary Guarantor shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable to such party in connection with the repurchase of the Notes as a result of a Change of Control.

                 (b) On a Business Day that is no earlier than 30 days nor later than 60 days from the date that the Company mails or causes to be mailed notice of the Change of Control to the Holders (the "Change of Control Payment Date"), the Company shall, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and
(iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount (or Accreted Value, if applicable) of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                 The Change of Control provisions described above shall be applicable whether or not any other provisions of this Indenture are applicable.

                 The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.13 and purchases all Notes (or portions thereof) validly tendered and not withdrawn under such Change of Control Offer.

                 Section 4.14.    Additional Subsidiary Guarantees.

                 In the event that the Company or any of its Restricted Subsidiaries shall acquire or create a Material Restricted Subsidiary after the date of this Indenture, such newly acquired or created Material Restricted Subsidiary shall be deemed to make the guarantee set forth in Section 11.1 and the Company shall cause such Material Restricted Subsidiary to evidence such guarantee in the manner set forth in Section 11.2. Notwithstanding the foregoing, this Section 4.14 shall not apply to any newly acquired or created Subsidiary that has been properly designated as an Unrestricted Subsidiary in accordance with this Indenture for so long as it continues to constitute an Unrestricted Subsidiary.

                 Section 4.15.    Corporate Existence.

                 Subject to Article 5 hereof, the Company, the Parent and the Restricted Subsidiaries shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of the Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter, partnership agreement and statutory), licenses and franchises of the Company, the Parent and the Restricted Subsidiaries; provided, however, that the Company, the Parent and the Restricted Subsidiaries shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of the Restricted Subsidiaries, if the Board of Directors of the relevant Person shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

                 Section 4.16.    No Senior Subordinated Debt.

                 Notwithstanding the provisions of Section 4.9 hereof, (i) the Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the Notes and (ii) the Parent and the Subsidiary Guarantors shall not directly or indirectly incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any guarantees issued in respect of Senior Debt of the Company and senior in any respect in right of payment to the Guarantees; provided, however, that the foregoing limitations shall not apply to distinctions between categories of Indebtedness that exist by reason of any Liens arising or created in respect of some but not all such Indebtedness.

                 Section 4.17.    Business Activities.

                 The Company and the Parent shall not, and shall not permit any Subsidiary to, engage in any material respect in any business other than the Oil and Gas Business.


                                   ARTICLE 5
                                   SUCCESSORS

                 Section 5.1. Merger, Consolidation, or Sale of Substantially All Assets.

                 The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, and the Company may not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions would, in the aggregate, result in a sale, assignment, transfer, lease, conveyance, or other disposition of all or substantially all of the properties or assets of the Company to another Person, unless (i) the Company is the surviving corporation of any such consolidation or merger or (a) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the "Surviving

Entity") is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia and (b) such Surviving Entity assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemented indenture in a form reasonably satisfactory to the Trustee; (ii) immediately before and after giving effect to such transaction no Default or Event of Default exists; (iii) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any Subsidiary Guarantor which becomes the obligation of the Company or any Subsidiary Guarantor as a result of such transaction as having been incurred at the time of such transaction), the Consolidated Net Worth of the Company or the Surviving Entity (if the Company is not the continuing obligor under this Indenture) is equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or Surviving Entity (if the Company is not the continuing obligor under the Indenture) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the test set forth in the first paragraph of Section 4.9 hereof. Notwithstanding the foregoing clauses (iii) and (iv), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (b) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating in another jurisdiction.

                 Section 5.2.     Successor Corporation Substituted.

                 Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the Surviving Entity shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the Surviving Entity and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.1 hereof.

                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

                 Section 6.1.     Events of Default.

                 An "Event of Default" occurs if:

                 (1) the Company defaults in the payment of interest, if any, on the Notes when the same becomes due and payable and the Default continues for a period of 30 days, whether or not such payment is prohibited by the provisions of Article 10 hereof;

                 (2) the Company defaults in the payment of the Stated Price of or premium, if any, on the Notes when the same become due and payable at maturity, upon redemption or otherwise, whether or not such payment is prohibited by the provisions of Article 10 hereof or of
         Article 10 of the Senior Subordinated Note Indenture, as the case may be;

                 (3) the Company fails to observe or perform any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to Article 5 hereof;

                 (4) the Company fails to observe or perform any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to Sections 4.3, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12,
         4.13, 4.14, 4.16 and 4.17 hereof and the Default continues for the period and after the notice specified below;

                 (5) the Company fails to comply with any of its other agreements or covenants in, or provisions of, the Notes or this Indenture and the Default continues for consecutive days after the notice specified below;

                 (6) except as permitted herein, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or the Parent or a Subsidiary Guarantor, or any Person acting on behalf of the Parent or a Subsidiary Guarantor, shall deny or disaffirm the Parent's or such Subsidiary Guarantor's obligation under its Guarantee;

                 (7) the Parent fails to issue Preferred Stock for gross proceeds in the amount of $132 million pursuant to the Rights Offering and Standby Commitment or either thereof within 90 days following the original date of issuance of the Notes;

                 (8) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Subsidiary Guarantor, whether such Indebtedness now exists or shall be created hereafter, which default (a) is caused by a failure to pay such Indebtedness prior to the expiration of the grace period after final maturity (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its final maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there is then existing a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more; provided, that if any such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default under the Indenture and any consequential acceleration of the Notes shall be automatically rescinded;

                 (9) a final judgment or order or final judgments or orders are rendered against the Company or any Restricted Subsidiary that are unsatisfied and that require the payment of money, either individually or in an aggregate amount, that is more than $10.0 million over the coverage under applicable insurance policies and either (a) a creditor has commenced an enforcement proceeding upon such judgement (other than a judgment that is stayed by reason of pending appeal or otherwise) or (b) a 60-day period transpired during which a stay of such judgment, order, judgments or orders (by reason of pending appeal or otherwise) was not in effect;

                 (10) the Company, the Parent or any Subsidiary Guarantor pursuant to or within the meaning of any Bankruptcy Law:

                          (a)     commences a voluntary case or proceeding,

                          (b) consents to the entry of an order for relief against it in an involuntary case or proceeding,

                          (c) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                          (d) makes a general assignment for the benefit of its creditors;

                 (11) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                          (a) is for relief against the Company, the Parent or any Subsidiary Guarantor, in an involuntary case or proceeding,

                          (b) appoints a Custodian of the Company, the Parent or any Subsidiary Guarantor, or for all or substantially all of the property of the Company, the Parent or any Subsidiary Guarantor, or

                          (c) orders the liquidation of the Company, the Parent or any Subsidiary Guarantor,
         and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

                 The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                  A Default under clause (4) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount at stated maturity of the then outstanding Notes notify the Company and the Trustee, of the Default and the Company does not cure the Default within 30 consecutive days after receipt of the notice. A Default under clause (5) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount at stated maturity of the then outstanding Notes notify the Company and the Trustee, of the Default and the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

                 Section 6.2.     Acceleration.

                 If an Event of Default (other than an Event of Default specified in clauses (10) and (11) of Section 6.1 hereof) relating to the Company, the Parent or any Subsidiary Guarantor occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Company and the Trustee, may declare the unpaid principal amount of and any accrued and unpaid interest on all the Notes, or if such an Event of Default shall occur prior to July 1, 2001, the Accreted Value of the Notes, to be due and payable immediately. If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall notify the holders of Designated Senior Debt of such acceleration. Upon such declaration such principal (or, if prior to July 1, 2001, Accreted Value) and interest shall be due and payable immediately; provided, however, that so long as any Designated Senior Debt or any commitment therefor is outstanding, any such notice or declaration shall not become effective until the earlier of (a) five Business Days after such notice is delivered to the representative for the Designated Senior Debt or (b) the acceleration of any Designated Senior Debt and thereafter, payments on the Notes pursuant to this Article 6 shall be made only to the extent permitted pursuant to Article 10 herein. Notwithstanding the foregoing, if any Event of Default specified in clause (10) or (11) of Section 6.1 hereof relating to the Company, the Parent, or any Subsidiary Guarantor occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act or notice on the part of the Trustee or any Holder.

                 After a declaration of acceleration under this Indenture, but before a judgment or decree for payment of the money due on the Notes under this Article 6 has been obtained by the Trustee, Holders of a majority in aggregate principal amount or Accreted Value, as the case may be, of the then outstanding Notes by written notice to the Company and the Trustee may rescind an acceleration and its consequences if (i) the Company, the Parent or any Subsidiary Guarantor has paid or deposited with the Trustee a sum sufficient to pay (a) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and (b) all overdue interest on the Notes, if any, (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (iii) all existing Events of Default (except nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration) have been cured or waived.

                 Section 6.3.     Other Remedies.

                 If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                 The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

                 Section 6.4.     Waiver of Past Defaults.

                 Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

                 Section 6.5.     Control by Majority.

                 Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability, it being understood that (subject to Section 7.1) the Trustee shall have no duty to ascertain whether or not such actions or forebearances are unduly prejudicial to such holders.

                 Section 6.6.     Limitation on Suits.

                 A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                 (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

                 (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                 (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                 (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                 (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

                 Section 6.7.     Rights of Holders of Notes to Receive
Payment.

                 Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                 Section 6.8.     Collection Suit by Trustee.

                 If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company, the Parent or any Subsidiary Guarantor for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                 Section 6.9.     Trustee May File Proofs of Claim.

                 The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company, the Parent or any of the Subsidiary Guarantors (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditors' committee.

                 Section 6.10.    Priorities.

                 If the Trustee collects any money pursuant to this Article, it shall, subject to the provisions of Article 10, pay out the money in the following order:

                 First: to the Trustee, its agents and attorneys for amounts due under Sections 6.8 and 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                 Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and accrued interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and accrued interest, as the case may be, respectively; and

                 Third: to the Company or to such party as a court of competent jurisdiction shall direct.

                 The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

                 Section 6.11.    Undertaking for Costs.

                 In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.


                                   ARTICLE 7
                                    TRUSTEE

                 Section 7.1.     Duties of Trustee.

                 (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                 (b)      Except during the continuance of an Event of Default:

                      (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                      (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any notices, requests, statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                 (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                      (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                    (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

                 (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section.

                 (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have furnished to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

                 (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                 Section 7.2.     Rights of Trustee.

                 (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                 (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                 (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                 (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                 (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company, the Parent or any Subsidiary Guarantor shall be sufficient if signed by an Officer of the Company, the Parent or such Subsidiary Guarantor.

                 (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have furnished to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                 (g) Except with respect to Sections 4.1 and 4.4 hereof, the Trustee shall have no duty to inquire as to the performance of the Company's and the Parent's covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 4.1, 4.4 and 6.1(1) or (2) hereof or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge. For the purposes of this clause (g) only, "actual knowledge" shall mean the actual fact or statement of knowing, without any duty to make investigation with regard thereto.

                 (h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

                 (i) the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions, or agreements on the part of the Company, except as otherwise set forth herein, but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements contained herein and shall be entitled in connection herewith to examine the books, records and premises of the Company.

                 (j) The permissive rights of the Trustee to perform the acts enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful misconduct.

                 Section 7.3.     Individual Rights of Trustee.

                 The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, the Parent, the Subsidiary Guarantors or any Affiliate of the Company or the Parent with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

                 Section 7.4.     Trustee's Disclaimer.

                 The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes, or the Guarantees, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or in any certificate delivered pursuant hereto or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

                 Section 7.5.     Notice of Defaults.

                 If a Default or Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

                 Section 7.6.     Reports by Trustee to Holders of the Notes.

                 Within 60 days after each May 15 beginning with the May 15, 1997 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2) and transmit by mail all reports as required by TIA Section 313(c).

                 A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Parent and the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

                 Section 7.7.     Compensation and Indemnity.

                 The Company, the Parent and the Subsidiary Guarantors shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder, including, without limitation, extraordinary services such as default administration. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company, the Parent and the Subsidiary Guarantors shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                 The Company, the Parent and the Subsidiary Guarantors shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company, the Parent and the Subsidiary Guarantors (including this Section 7.7) and investigating or defending itself against any claim (whether asserted by the Company, the Parent, the Subsidiary Guarantors or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company, the

Parent and the Subsidiary Guarantors promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company, the Parent and the Subsidiary Guarantors shall not relieve the Company, the Parent and the Subsidiary Guarantors of their obligations hereunder. The Company, the Parent and the Subsidiary Guarantors shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company, the Parent and the Subsidiary Guarantors shall pay the reasonable fees and expenses of such counsel. The Company, the Parent and the Subsidiary Guarantors need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

                 The obligations of the Company, the Parent and the Subsidiary Guarantors under this Section 7.7 are joint and several and shall survive the satisfaction and discharge of this Indenture.

                 To secure the Company's, the Parent's and the Subsidiary Guarantors' payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

                 When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(10) or (11) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                 The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

                 Section 7.8.     Replacement of Trustee.

                 A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                 The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount, of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                 (a)      the Trustee fails to comply with Section 7.10 hereof;

                 (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                 (c) a Custodian or public officer takes charge of the Trustee or its property; or

                 (d)      the Trustee becomes incapable of acting.

                 If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with
Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

                 Section 7.9.     Successor Trustee by Merger, etc.

                 If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

                 Section 7.10.    Eligibility; Disqualification.

                 There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

                 This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

                 Section 7.11.    Preferential Collection of Claims Against
Company.

                 The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                   ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

                 Section 8.1. Option to Effect Legal Defeasance or Covenant Defeasance.

                 The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

                 Section 8.2.     Legal Defeasance and Discharge.

                 Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company and the Parent and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and the Guarantees thereof on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust fund described in Section 8.4 hereof, and as more fully set forth in such Section, (b) the Company's obligations with respect to such Notes under
Article 2 and Section 4.2 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

                 Section 8.3.     Covenant Defeasance.

                 Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Company, the Parent and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from their obligations under the covenants contained in Sections 4.3, 4.5, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12,
4.13, 4.14, 4.16 and 4.17 hereof and in clause (iv) of Section 5.1 and the covenants contained in the Guarantees with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any compliance certificate, direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture, such Notes and such Guarantees shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3 hereof, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1 (3) (but only with respect to the Company's failure to observe or perform the covenants, conditions and agreements of the Company under clause (iv) of Section 5.1), 6.1 (4), 6.1 (8) and 6.1 (9) hereof shall not constitute Events of Default.

                 Section 8.4.     Conditions to Legal or Covenant Defeasance.

     The following shall be the conditions to the application of either Section
8.2 or 8.3 hereof to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

                 (a) the Company or the Parent must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

                 (b) in the case of an election under Section 8.2 hereof, the Company or the Parent shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company or the Parent has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                 (c) in the case of an election under Section 8.3 hereof, the Company or the Parent shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                 (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Section 6.1(10) or 6.1(11) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

                 (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company, the Parent or any of their respective Subsidiaries is a party or by which the Company, the Parent or any of their respective Subsidiaries is bound; and

                 (f) the Company and the Parent shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

                 Section 8.5. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

                 Subject to Section 8.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                 The Company, the Parent and the Subsidiary Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                 Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

                 Section 8.6.     Repayment to Company.

                 Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

                 Section 8.7.     Reinstatement.

                 If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section
8.2 or 8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company, the Parent and the Subsidiary Guarantors under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof, as the case may be; provided, however, that if the Company, the Parent or any Subsidiary Guarantor makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company, the Parent or such Subsidiary Guarantor shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

                 Section 9.1.     Without Consent of Holders of Notes.

                 Notwithstanding Section 9.2 of this Indenture, the Company, the Parent, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Guarantees without the consent of any Holder of a Note:

                 (a)      to cure any ambiguity, defect or inconsistency;

                 (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                 (c) to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Article 5 hereof;

                 (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note; or

                 (e) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

                 Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company, the Parent and each of the Subsidiary Guarantors, as the case may be, authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Company, the Parent and the Subsidiary Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

                 Section 9.2.     With Consent of Holders of Notes.

                 Except as provided below in this Section 9.2, the Company, the Parent, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Notes and the Guarantees with the consent of the Holders of at least a majority in aggregate principal amount (at maturity) of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for the Notes), and, subject to Sections 6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this

Indenture, the Notes or the Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for the Notes).

                 Notwithstanding the foregoing, without the consent of at least 66 2/3% in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), no waiver or amendment to this Indenture may make any change in the provisions of Sections 3.9, 4.10 and 4.13 hereof that adversely affect the rights of any Holder of Notes. In addition, any amendment to the provisions of Article 10 of this Indenture shall require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of Notes; provided that, no amendment may be made to the provisions of Article 10 of this Indenture that adversely affects the rights of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or any group or representative thereof authorized to consent) consent to such change.

                 Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company, the Parent or any Subsidiary Guarantor with any provision of this Indenture, the Notes or the Guarantees. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

                 (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                 (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (except as provided above with respect to Sections 3.9, 4.10 and 4.13 hereof);

                 (c) reduce the rate of or change the time for payment of interest on any Note;

                 (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

                 (e) make any Note payable in money other than that stated in the Notes;

                 (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of premium if any, or interest on the Notes; or

                 (g) make any change in the foregoing amendment and waiver provisions.

                 Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company and each of the Subsidiary Guarantors, as the case may be, authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Company, the Parent and the Subsidiary Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

                 It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                 After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

                 Section 9.3.     Compliance with Trust Indenture Act.

                 Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

                 Section 9.4.     Revocation and Effect of Consents.

                 Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

                 Section 9.5.     Notation on or Exchange of Notes.

                 The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

                 Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

                 Section 9.6.     Trustee to Sign Amendment, etc.

                 The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. None of the Company, the Parent or any Subsidiary Guarantor may sign an amendment or supplemental Indenture until its respective Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.1) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that there has been compliance with all conditions precedent.


                                   ARTICLE 10
                                 SUBORDINATION

                 Section 10.1.    Agreement to Subordinate.

                 The Company, the Parent, and each Subsidiary Guarantor agree, and each Holder by accepting a Note and the related Guarantee agrees, that (i) the Indebtedness evidenced by (a) the Notes, including, but not limited to, the payment of principal of, premium, if any, and interest on the Notes, and any other payment Obligation of the Company in respect of the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full in cash of all Senior Debt of the Company (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed) and (b) the Guarantees and other payment Obligations in respect of the Guarantees are subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full in cash of all Senior Debt of, (x) in the case of a Guarantee made by the Parent, the Parent and (y) in the case of a Guarantee made by a Subsidiary Guarantor, such Subsidiary Guarantor and (ii) the subordination is for the benefit of the Holders of Senior Debt.

                 Section 10.2.    Certain Definitions.

                 "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or state law for the relief of debtors.


                 "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

                 "Senior Debt" means (i) Indebtedness and other payment Obligations of the Company or any Subsidiary of the Company under or in respect of any Credit Facility or Indebtedness and other payment Obligations of the Parent under any guarantee thereof, whether for principal, interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any

Bankruptcy Law, whether or not the claim for such interest is allowed as a claim in such proceeding), reimbursement obligations, fees, commissions, expenses, indemnities or other amounts and (ii) any other Indebtedness of the Company or any Subsidiary of the Company permitted under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes. Notwithstanding anything to the contrary in the foregoing sentence, Senior Debt will not include (w) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates, or (x) any Indebtedness that is incurred in violation of this Indenture (other than Indebtedness under any Credit Agreement or any other Credit Facility that is incurred on the basis of a representation by the Company to the applicable lenders that it is permitted to incur such Indebtedness under this Indenture).

                 A "distribution" may consist of cash, securities or other property, by set-off or otherwise.

                 All Designated Senior Debt now or hereafter existing and all other Obligations relating thereto shall not be deemed to have been paid in full unless the holders or owners thereof shall have received payment in full in cash (or other form of payment consented to by the holders of such Designated Senior Debt) with respect to such Designated Senior Debt and all other Obligations with respect thereto.

                 Section 10.3.    Liquidation; Dissolution; Bankruptcy.

                 (a) Upon any payment or distribution of cash, property or securities to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, or in an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities:

                 (1) the holders of Senior Debt of the Company shall be entitled to receive payment in full in cash of all Obligations in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not a claim for such interest would be allowed in such proceeding) before the Holders of Notes shall be entitled to receive any payment or distribution with respect to the Notes and related Obligations (except that Holders of Notes may receive payments made from any defeasance trust created pursuant to Section 8.1 hereof provided that the applicable deposit does not violate Article 8 or 10 of this Indenture); and

                 (2) until all Obligations with respect to Senior Debt of the Company (as provided in subsection (1) above) are paid in full in cash, any payment or distribution to which the Holders of Notes and the related Guarantees would be entitled shall be made to holders of Senior Debt of the Company (except that Holders of Notes and the related Guarantees may receive payments made from any defeasance trust created pursuant to Section 8.1 hereof provided that the applicable deposit does not violate Article 8 or 10 of this Indenture).

                 (b) Upon any payment or distribution of cash, property or securities to creditors of the Parent in a liquidation or dissolution of the Parent or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Parent or its property, or in an assignment for the benefit of creditors or any marshalling of the Parent's assets and liabilities:

                 (1) the holders of Senior Debt of the Parent shall be entitled to receive payment in full in cash of all Obligations in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not a claim for such interest would be allowed in such proceeding) before the Holders of Notes and the related Guarantees shall be entitled to receive any payment or distribution with respect to the Guarantee made by the Parent (except that Holders of Notes and the related Guarantees may receive payments made from any defeasance trust created pursuant to Section 8.1 hereof provided that the applicable deposit does not violate Article 8 or 10 of this Indenture); and

                 (2) until all Obligations with respect to Senior Debt of the Parent (as provided in subsection (1) above) are paid in full in cash, any payment or distribution to which the Holders of Notes and the related Guarantees would be entitled shall be made to holders of Senior Debt of the Parent (except that Holders of Notes and the related Guarantees may receive payments made from any defeasance trust created pursuant to Section 8.1 hereof provided that the applicable deposit does not violate Article 8 or 10 hereof).

                 (c) Upon any payment or distribution of cash, property or securities to creditors of a Subsidiary Guarantor in a liquidation or dissolution of such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Subsidiary Guarantor or its property, or in an assignment for the benefit of creditors or any marshalling of such Subsidiary Guarantor's assets and liabilities:

                 (1) the holders of Senior Debt of such Subsidiary Guarantor shall be entitled to receive payment in full in cash of all Obligations in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not a claim for such interest would be allowed in such proceeding) before the Holders of Notes and the related Guarantees shall be entitled to receive any payment or distribution with respect to the Guarantee made by such Subsidiary Guarantor (except that Holders of Notes and the related Guarantees may receive payments made from any defeasance trust created pursuant to
         Section 8.1 hereof provided that the applicable deposit does not violate Article 8 or 10 of this Indenture); and

                 (2) until all Obligations with respect to Senior Debt of such Subsidiary Guarantor (as provided in subsection (1) above) are paid in full in cash, any payment or distribution to which the Holders of Notes and the related Guarantees would be entitled shall be made to holders of Senior Debt of such Subsidiary Guarantor (except that Holders of Notes and the related Guarantees may receive payments made from any defeasance trust created pursuant to Section 8.1 hereof provided that the applicable deposit does not violate Article 8 or 10 of this Indenture).

                 Under the circumstances described in this Section 10.3, the Company, the Parent, any Subsidiary Guarantor or any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person making any payment or distribution of cash or other property or securities is authorized or instructed to make any payment or distribution to which the Holders of the Notes and the related Guarantees would otherwise be entitled (other than payments made from any defeasance trust referred to in the second parenthetical clause of each of clauses (a)(1), (b)(1), (c)(1), (a)(2), (b)(2) and (c)(2)
above, which shall be delivered or paid to the Holders of Notes as set forth in such clauses) directly to the holders of the Senior Debt of the Company, the Parent and any Subsidiary Guarantor, as applicable, (pro rata to such holders on the basis of the respective amounts of Senior Debt of the Company, the Parent and any Subsidiary Guarantor, as applicable, held by such holders) or their Representatives, or to any trustee or trustees under any other indenture pursuant to which any such Senior Debt may have been issued, as their respective interests appear, to the extent necessary to pay all such Senior Debt in full, in cash or cash equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

                 To the extent any payment of or distribution in respect of Senior Debt (whether by or on behalf of the Company, the Parent or any Subsidiary Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment or distribution is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Debt is declared to be fraudulent, invalid or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) shall be deemed to be reinstated and outstanding as Senior Debt for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

                 Section 10.4.    Default on Designated Senior Debt.

           The Company, the Parent and the Subsidiary Guarantors may not make any payment (whether by redemption, purchase, retirement, defeasance or otherwise) to the Trustee or any Holder in respect of Obligations with respect to the Notes and the related Guarantees and may not acquire from the Trustee or any Holder any Notes (other than payments and other distributions made from any defeasance trust created pursuant to Section 8.1 hereof if the applicable deposit does not violate Article 8 or 10 of this Indenture) until all principal and other Obligations with respect to the Senior Debt of the Company have been paid in full if:

                      (i) a default in the payment of any principal of, premium, if any, or interest on Designated Senior Debt occurs; or

                      (ii) a default, other than a payment default, on Designated Senior Debt occurs and is continuing that then permits, or with the giving of notice or passage of time or both (unless cured or waived) would permit, holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a Person who is a Representative of the holders of such Designated Senior Debt. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until 360 days shall have elapsed since the date of commencement of the payment blockage period resulting from the immediately prior Payment Blockage Notice. No nonpayment default in respect of any Designated Senior Debt that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.


                 The Company shall resume payments on and distributions in respect of the Notes and may acquire them and the Parent and any Subsidiary Guarantor shall resume making payments and distributions pursuant to the Guarantees upon:

                 (1) in the case of a default referred to in Section 10.4(i) hereof the date upon which the default is cured or waived, or

                 (2) in the case of a default referred to in Section 10.4(ii) hereof, the earliest of (1) the date on which such nonpayment default is cured or waived, (2) the date the applicable Payment Blockage Notice is retracted by written notice to the Trustee from the Person who is a Representative of the holders of the relevant Designated Senior Debt and (3) 179 days after the date on which the applicable Payment Blockage Notice is received unless (A) any of the events described in Section 10.4(i) hereof has occurred and is continuing or (B) a Default or Event of Default under Section 6.1(10) or (11) has occurred, if this Article otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

                 Section 10.5.    Acceleration of Notes.

                 If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.

                 Section 10.6.    When Distribution Must Be Paid Over.

                 In the event that the Trustee or any Holder receives any payment or distribution of or in respect of any Obligations with respect to the Notes or the Guarantees at a time when such payment or distribution is prohibited by Section 10.3 or Section 10.4 hereof, such payment or distribution shall be held by the Trustee (if the Trustee has actual knowledge that such payment or distribution is prohibited by Section
10.3 or 10.4) or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

                 With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and, except as provided in
Section 10.12, shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders of Notes or the Company, the Parent, the Subsidiary Guarantors or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

                 Section 10.7.    Notice by Company.

                 The Company, the Parent and the Subsidiary Guarantors shall promptly notify the Trustee and the Paying Agent of any facts known to the Company, the Parent or any Subsidiary Guarantor that would cause a payment of any Obligations with respect to the Notes or the related Guarantees to violate this Article, but failure to give such notice shall not affect the subordination of the Notes and the related Guarantees to the Senior Debt as provided in this Article.

                 Section 10.8.    Subrogation.

                 After all Senior Debt is paid in full and until the Notes are paid in full, Holders of Notes and the related Guarantees shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes and the Guarantees including, but not limited to, the Senior Subordinated Notes) to the rights of holders of Senior Debt to receive distributions and payments applicable to Senior Debt to the extent that distributions and payments otherwise payable to the Holders of Notes and the related Guarantees have been applied to the payment of Senior Debt. A payment or distribution made under this Article to holders of Senior Debt that otherwise would have been made to Holders of Notes and related Guarantees is not, as between the Company and Holders of Notes, a payment by the Company on the Notes.

                 Section 10.9.    Relative Rights.

                 This Article defines the relative rights of Holders of Notes and the related Guarantees and holders of Senior Debt. Nothing in this Indenture shall:

                 (1) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay the Stated Price of and interest on the Notes in accordance with their terms;

                 (2) affect the relative rights of Holders of Notes and the related Guarantees and creditors of the Company other than their rights in relation to holders of Senior Debt; or

                 (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Notes and the related Guarantees.

                 If the Company fails because of this Article to pay the Stated Price of or interest on a Note on the due date, the failure is still a Default or Event of Default.

                 Section 10.10. Subordination May Not Be Impaired by Company, the Parent or the Subsidiary Guarantors.

                 No right of any present or future holders of any Senior Debt to enforce subordination as provided in this Article Ten will at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company, the Parent or any Subsidiary Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company, the Parent or any Subsidiary Guarantor with the terms of this Indenture, regardless of any knowledge thereof that any such holder of Senior Debt may have or otherwise be charged with. The provisions of this Article Ten are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Debt.

                 Section 10.11.   Payment, Distribution or Notice to
Representative.

                 Whenever a payment or distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

                 Upon any payment or distribution of assets or securities of the Company, the Parent or any Subsidiary Guarantor referred to in this Article 10, the Trustee and the Holders of Notes and the related Guarantees shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any payment or distribution to the Trustee or to the Holders of Notes and the related Guarantees for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Indebtedness of the Company, the Parent or any Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

                 Section 10.12.   Rights of Trustee and Paying Agent.

                 Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes and the Guarantees, unless the Trustee shall have received at its Corporate Trust Office at least one Business Day prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes or Guarantees to violate this Article, which notice shall specifically refer to Section 10.3 or 10.4 hereof. Only the Company or a Representative may give the notice. Nothing in this
Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.7 hereof.

                 The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

                 Section 10.13.   Authorization to Effect Subordination.

                 Each Holder by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.9 hereof at least 30 days before the expiration of the time to file such claim, each lender under the Credit Agreement is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes and the related Guarantees.

                 Section 10.14.   Amendments.

                 No amendment may be made to the provisions of or the definitions of any terms appearing in this Article 10, or to the provisions of
Section 6.2 relating to the Designated Senior Debt, that adversely affects the rights of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or any group or Representative authorized to give a consent) consent to such change.

                 Section 10.15.   No Waiver of Subordination Provisions.

                 Without in any way limiting the generality of Section 10.9 of this Indenture, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders to the holders of Senior Debt, do any one or more of the following:
(a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (c) release any Person liable in any manner for the collection of Senior Debt; and (d) exercise or refrain from exercising any rights against the Company, the Parent and each Subsidiary Guarantor and any other Person.


                                   ARTICLE 11
                                 THE GUARANTEES

                 Section 11.1.    The Guarantees.

                 Each of the Parent and the Subsidiary Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(a) the Stated Price of and premium and interest, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on premium and interest, on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Parent and the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. The Parent and the Subsidiary Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the Parent and the Subsidiary Guarantors hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Parent or the Subsidiary Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company, the Parent or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Parent and the Subsidiary Guarantors agrees that it shall not be entitled to any right of subrogation in relation to the Holders of Notes in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each of the Parent and the Subsidiary Guarantors further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Parent and the Subsidiary Guarantors for the purpose of this Guarantee. The Parent and the Subsidiary Guarantors shall have the right to seek contribution from any Guarantor not paying so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.

                 Section 11.2.    Execution and Delivery of Guarantees.

                 (i) To evidence its Guarantee set forth in Section 11.1, each of the Parent and the Subsidiary Guarantors hereby agrees that a notation of such Guarantee substantially in the form of Exhibit C shall be endorsed by an officer of the Parent or such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee, that this Indenture shall be executed on behalf of the Parent or such Subsidiary Guarantor by its President or one of its Vice Presidents and attested to by an Officer and that the Parent or such Subsidiary Guarantor shall deliver to the Trustee an Opinion of Counsel that the foregoing have been duly authorized, executed and delivered by the Parent or such Subsidiary Guarantor and that such Guarantee is a valid and legally binding obligation of Parent or such Subsidiary Guarantor, enforceable against such Guarantor in accordance with its terms.

                 Each of the Parent and each Subsidiary Guarantor hereby agrees that its Guarantee set forth in Section 11.1 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

                 If an Officer whose signature is on this Indenture or on the applicable Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Guarantee is endorsed, such Guarantee shall be valid nevertheless.

                 The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees set forth in this Indenture on behalf of the Parent and the Subsidiary Guarantors.

                 Section 11.3. Parent and Subsidiary Guarantors May Consolidate, etc., on Certain Terms.

                 Neither the Parent nor any Subsidiary Guarantor may consolidate with or merge with or into, another corporation or Person other than the Parent, the Company, or another Subsidiary Guarantor, unless:

                 (a) subject to the provisions of Section 11.4 hereof, the Person formed by or surviving any such consolidation or merger assumes all the obligations of the Parent or such Subsidiary Guarantor, as the case may be, pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee in respect of the Notes, this Indenture and the Parent's or such Subsidiary Guarantor's Guarantee;

                 (b) immediately after giving effect to such transaction, no Default or Event of Default exists; and

                 (c) such transaction does not violate any of Sections 4.3, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16 and 4.17.

Notwithstanding the foregoing, none of the Parent or the Subsidiary Guarantors shall be permitted to consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity pursuant to the preceding sentence if such consolidation or merger would not be permitted by Section 5.1 hereof.

                 In case of any such consolidation or merger and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Parent or such Subsidiary Guarantor, such successor corporation shall succeed to and be substituted for the Parent or such Subsidiary Guarantor with the same effect as if it had been named herein as a Parent or a Subsidiary Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

                 Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of the Parent or any Subsidiary Guarantor with or into the Company, the Parent or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of the Parent or any Subsidiary Guarantor as an entirety or substantially as an entirety to the Company, the Parent or any Subsidiary Guarantor.

                 Section 11.4.    Releases of Guarantees.

                 In the event of a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor or a sale or other disposition (including, without limitation, by foreclosure) of all of the capital stock of any Subsidiary Guarantor, to any corporation or other Person (including a Subsidiary that is not a Subsidiary Guarantor) by way of merger, consolidation, or otherwise, in a transaction that does not violate any of the covenants of this Indenture, then such Subsidiary Guarantor shall be released and relieved of any obligations under its Guarantee and such acquiring corporation or other Person, if other than the Parent or a Subsidiary Guarantor shall have no obligation to assume or otherwise become liable under such Guarantee; provided, if such acquiring corporation or other Person is other than the Company or a Wholly Owned Restricted Subsidiary, that the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.10 hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Guarantee.

                 Any Subsidiary Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of such Subsidiary Guarantor under this Indenture as provided in this Article 11.

                 Any Subsidiary Guarantor that is designated an Unrestricted Subsidiary in accordance with the terms of this Indenture shall be released from and relieved of its obligations under its Guarantee and any Restricted Subsidiary that becomes a Material Restricted Subsidiary and any Unrestricted Subsidiary that ceases to be an Unrestricted Subsidiary and, thereafter, becomes a Material Restricted Subsidiary shall be required to execute a Guarantee in accordance with the terms of this Indenture.

                 Section 11.5.    Limitation on Subsidiary Guarantor Liability.

                 For purposes hereof, each Subsidiary Guarantor's liability shall be that amount from time to time equal to the aggregate liability of such Subsidiary Guarantor thereunder, but shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Notes and this Indenture and (ii) the amount, if any, which would not have (A) rendered such Subsidiary Guarantor "insolvent" (as such term is defined in the federal Bankruptcy Law and in the Debtor and Creditor Law of the State of New York) or
(B) left it with unreasonably small capital at the time its Guarantee of the Notes was entered into, after giving effect to the incurrence of existing Indebtedness immediately prior to such time; provided that, it shall be a presumption in any lawsuit or other proceeding in which such Subsidiary Guarantor is a party that the amount guaranteed pursuant to its Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Subsidiary Guarantor, or debtor in possession or trustee in bankruptcy of such Subsidiary Guarantor, otherwise proves in such a lawsuit that the aggregate liability of such Subsidiary Guarantor is limited to the amount set forth in clause (ii). In making any determination as to the solvency or sufficiency of capital of a Subsidiary Guarantor in accordance with the previous sentence, the right of such Subsidiary Guarantor to contribution from other Subsidiary Guarantors and the Parent and any other rights such Subsidiary Guarantor may have, contractual or otherwise, shall be taken into account.

                 Section 11.6.    "Trustee" to Include Paying Agent.

                 In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in Article 10 and this Article 11 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in Article 10 and this Article 11 in place of the Trustee.

                 Section 11.7.    Subordination of Guarantees.

                 The obligations of each of the Parent and the Subsidiary Guarantors under its Guarantee pursuant to this Article 11 shall be junior and subordinated to Senior Debt of the

Parent or the Subsidiary Guarantor, as the case may be pursuant to Article 10 hereof. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments or distributions by or on behalf of any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article 10 hereof.


                                   ARTICLE 12
                                 MISCELLANEOUS

                 Section 12.1.    Trust Indenture Act Controls.

                 If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control. If any provisions of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the letter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

                 Section 12.2.    Notices.

                 Any notice or communication by the Company, the Parent or the Subsidiary Guarantors or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

                 If to the Company, the Parent or any Subsidiary Guarantor:

                         Mesa Operating Co.
                         1400 Williams Square West
                         5205 North O'Connor Boulevard
                         Irving, Texas  75039
                         Telecopier No.:  (214) 444-9001
                         Attention:  Chief Financial Officer

                 With a copy to:

                         Baker & Botts, LLP
                         2001 Ross Avenue
                         700 Trammell Crow Center
                         Dallas, Texas  75201-2980
                         Telecopier No.:  914-953-6503
                         Attention:  Carlos A. Fierro

                 If to the Trustee:

                         Harris Trust and Savings Bank
                         311 West Monroe Street
                         12th Floor
                         Chicago, Illinois  60606
                         Telecopier No.:  (312) 461-3525
                         Attention:  Indenture Trust Administration
                                     Division

                 The Company, the Parent or any Subsidiary Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

                 All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if by telecopy; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                 Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                 If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                 If the Company, the Parent or any Subsidiary Guarantor mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

                 Section 12.3. Communication by Holders of Notes with Other Holders of Notes.

                 Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Parent, the Subsidiary Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

                 Section 12.4.    Certificate and Opinion as to Conditions
Precedent.

                 Upon any request or application by the Company, the Parent or any Subsidiary Guarantor to the Trustee to take any action under this Indenture, the Company, the Parent or such Subsidiary Guarantor, as the case may be, shall furnish to the Trustee:

                 (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                 (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

                 Section 12.5.    Statements Required in Certificate or
Opinion.

                 Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                 (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                 (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

                 Section 12.6.    Rules by Trustee and Agents.

                 The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

                 Section 12.7. No Personal Liability of Directors, Officers, Employees and Stockholders.

                 No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

                 Section 12.8.    Governing Law.

                 THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES.

                 Section 12.9.    No Adverse Interpretation of Other
Agreements.

                 This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company, the Parent or their respective Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture and the Guarantees.

                 Section 12.10.   Successors.

                 All agreements of the Company, the Parent and each Subsidiary Guarantor in this Indenture, the Notes and the Guarantees shall bind its respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

                 Section 12.11.   Severability.

                 In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                 Section 12.12.   Counterpart Originals.

                 The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                 Section 12.13.   Table of Contents, Headings, Etc.

                 The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                         [Signatures on following page]

                                      SIGNATURES

Dated as of
July 2, 1996

                                      MESA Inc.


Attest:                               By
                                         ---------------------------------
                                      Name:
                                            ------------------------------
                                      Title:
- --------------------------                  ------------------------------

                                      Mesa Operating Co.


Attest:                               By
                                         ---------------------------------
                                      Name:
                                            ------------------------------
                                      Title:
- ------------------------------              ------------------------------


                                      Harris Trust and Savings Bank, as
                                      Trustee


Attest:                               By
                                         ---------------------------------
                                      Name:
                                            ------------------------------
                                      Title:
- ------------------------------              ------------------------------

================================================================================


                                   EXHIBIT A
                                 (Face of Note)

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTIONS 1271-1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF THE NOTES MAY BE OBTAINED BY CONTACTING THE ISSUER'S INVESTORS RELATIONS DEPT., TELEPHONE NO. (214) 402-7000.

              11 5/8% Senior Subordinated Discount Notes due 2006


No.                                                                 $
Cusip Number:                                                        ---------

                               MESA OPERATING CO.

promises to pay to

or registered assigns,

the principal sum of

Dollars on July 1, 2006.

Interest Payment Dates:  January 1 and July 1

Record Dates:  December 15 and June 15

                 This Note shall not bear interest prior to July 1, 2001. From July 2, 1996 through June 30, 2001, the Accreted Value of this Note will increase as specified on the reverse side hereof.

                                        Dated:               ,
                                               -------------   -------

                                        MESA OPERATING CO.

                                        By
                                           ---------------------------------
                                          Name:
                                          Title:

                                        By
                                           ---------------------------------
                                          Name:
                                          Title:

This is one of the Notes referred
to in the within-mentioned                                  (SEAL)
Indenture:


HARRIS TRUST AND SAVINGS BANK,
as Trustee

By
  ---------------------------------
         Authorized Signatory

================================================================================

                                 (Back of Note)

               11 5/8% Senior Subordinated Discount Note due 2006


                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.


                 1. Interest. This Note shall not bear interest prior to July 1, 2001; however, the Accreted Value of the Note will increase from July 2, 1996 through June 30, 2001 at a rate of 11 5/8% per annum, compounded semi-annually on January 1 and July 1 of each year. From and after July 1, 2001, Mesa Operating Co., a Delaware corporation (the "Company"), promises to pay interest on the stated principal amount of this Note at the rate of 11 5/8% per annum, which interest shall be payable in cash semiannually in arrears on January 1 and July 1, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"); provided that the first Interest Payment Date shall be January 1, 2002. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 1, 2001. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

                 2. Method of Payment. On each Interest Payment Date the Company will pay interest to the Person who is the Holder of record of this Note as of the close of business on the December 15 or June 15 immediately preceding such Interest Payment Date, even if this Note is cancelled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture with respect to defaulted interest. Principal, premium if any and interest on this Note will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest, may be made by check mailed to the Holder of this Note at its address set forth in the register of Holders of Notes; provided that all payments with respect to the Global Notes and definitive Notes having an aggregate principal amount of $5.0 million or more the Holders of which have given wire transfer instructions to the Company at least 10 Business Days prior to the applicable payment date will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                 3. Paying Agent and Registrar. Initially, Harris Trust and Savings Bank, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company, MESA Inc. (the "Parent") or any Subsidiary Guarantor or any other of the Company's or Parent's Subsidiaries may act in any such capacity.

                 4. Indenture. The Company issued the Notes under an Indenture dated as of July 2, 1996 ("Indenture") among the Company, the Parent and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general unsecured obligations of the Company and are limited to $264,000,000 in aggregate principal amount (at maturity) and will mature on July 1, 2006.

                 5.       Optional Redemption.

                 (a) The Notes are not redeemable at the Company's option prior to July 1, 2001. From and after July 1, 2001, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon from July 1, 2001 to the applicable redemption date, if redeemed during the twelve-month period beginning on July 1, of the years indicated below:

         YEAR                                                                        PERCENTAGE
         ----                                                                        ----------
         2001 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          105.813%
         2002 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          103.875%
         2003   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          101.938%
         2004 and thereafter . . . . . . . . . . .  100.000%

                 (b) Notwithstanding the provisions of clause (a) of this Paragraph 5, prior to July 1, 1999 the Company may, at its option, on any one or more occasions, redeem up to $88 million of the aggregate principal amount (at maturity) of Notes at a redemption price equal to 110% of the Accreted Value (at the redemption date) thereof, with the net proceeds of sales of Equity Interests (other than Disqualified Stock) of the Company or Parent; provided that at least $176 million aggregate principal amount (at maturity) of Notes must remain outstanding immediately after the occurrence of such redemption; and provided, further, that any such redemption shall occur within 60 days of the date after the closing of the related sale of such Equity Interests.

                 "Accreted Value" with respect to any Note means, as of the date of issuance of the Notes, 56.855% of the offering price of the stated principal amount of such Note, and as of any date after such date of issuance and prior to July 1, 2001 as of which the Accreted Value is being calculated (the "Accreted Value Calculation Date") (a) if the Accreted Value Calculation Date is a January 1 or July 1 interest payment dates, the percentage of the stated principal amount of such Note as of such date as shown in the table below or (b) if the Accreted Value Calculation Date is not a January 1 or July 1, an amount equal to the sum of (i) the Accreted Value of such Note as of the January 1 or July 1, as the case may be, immediately preceding the Accreted Value Calculation Date, plus (ii) the accrued amortization of the original issue discount from (but excluding) such immediately preceding January 1 or July 1 to (and including) the Accreted Value Calculation Date, calculated as the product of (x) 5.8125 % of annual coupon rate of the Accreted Value of such Note as of such immediately proceeding January 1 or July 1 and
(y) a fraction, the numerator of which is the number of days from (but excluding) such immediately preceding January 1 or July 1 to (and including) the Accreted Value Calculation Date (assuming a 360-day year of twelve 30-day months), and the denominator of which is 180. The Accreted Value of each Note as of each January 1 and July 1 prior to July 1, 2001 shall be an amount in dollars equal to a percentage of the stated principal amount of such Note as set forth below:

                                                   January 1                             June 1
                                                 Payment Date                         Payment Date
                                                 ------------                         ------------
                1997                                60.141%                              63.636%
                1998                                67.335%                              71.249%
                1999                                75.390%                              79.772%
                2000                                84.409%                              89.315%
                2001                                94.507%                              100.00%

                 On and after July 1, 2001, the Accreted Value of each Note shall be equal to 100% of the stated principal amount thereof.

                 6.       Mandatory Redemption.

                 Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                 7.       Repurchase at Option of Holder.

                 (a) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to prior to July 1, 2001, 101% of the Accreted Value of the Notes on the date of purchase and, on July 1, 2001 and thereafter, 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase (the "Change of Control Payment"). The right of the Holders of the Notes to require the Company to repurchase such Notes upon a Change of Control may not be waived by the Trustee without the approval of the Holders of the Notes required by Section 9.2 of the Indenture. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by the Indenture and described in such notice. The Change of Control Payment shall be made on a business day not less than 30 days nor more than 60 days after such notice is mailed. The Parent, the Company and each Subsidiary Guarantor will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

                 (b) If the Company or a Restricted Subsidiary consummates any Asset Sales permitted by the Indenture, when the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall make an Asset Sale Offer to purchase the maximum principal amount of Notes and any other Pari Passu Indebtedness to which the Asset Sale Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to, in the case of the Notes, prior to July 1, 2001, 100% of the Accreted Value thereof on the date of purchase and, thereafter, 100% of the principal amount of the Notes, plus, after July 1, 2001, accrued but unpaid interest thereon, if any, to the date of purchase or, in the case of any Pari Passu Indebtedness, 100% of the principal amount thereof (or with respect to discount Pari Passu Indebtedness, accreted value thereof on the date of purchase, in each case, in accordance with the procedures set forth in Section 3.9 of the Indenture or the agreements governing the Pari Passu Indebtedness, as applicable. To the extent that the aggregate principal amount (or accreted value, as the case may be) of Notes and Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the sum of (i) the aggregate Accreted Value (or, if after July 1, 2001, the principal amount) of Notes surrendered by Holders thereof and (ii) the aggregate principal amount or accreted value, as the case may be, of Pari Passu Indebtedness surrendered by holders or lenders thereof exceeds the amount of Excess Proceeds, the Trustee and the trustee or other lender representative for the Pari Passu Indebtedness shall select the Notes and the other Pari Passu Indebtedness to be purchased on a pro rata basis, based on the aggregate principal amount (or accreted value, as applicable) thereof surrendered in such Asset Sale Offer. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

                 8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or on the aggregate principal amount of the Notes called for redemption, as the case may be.

                 9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons and only in denominations of $1,000 principal amount (at maturity) and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Note for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                 10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

                 11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount (at maturity) of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or the tender offer or exchange offer for, such Notes), and any existing Default or Event of Default under, or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

                 12.      Defaults and Remedies.  Events of Default include:
(i) default for 30 consecutive days in the payment when due of interest on the Notes (whether or not prohibited by the provisions of Article 10 of the Indenture; (ii) default in payment when due of the Stated Price of or premium, if any, on the Notes (whether or not prohibited by the provisions of Article 10 of the Indenture); (iii) failure by the Company to comply with the provisions of Article 5 of the Indenture; (iv) failure by the Company for 30 consecutive days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount at stated maturity of the Notes then outstanding to comply with the provisions of Sections 4.3, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13,
4.14, 4.16 and 4.17 of the Indenture; (v) failure by the Company for 60 consecutive days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount at stated maturity of the Notes then outstanding to comply with any of its other agreements or covenants in, or provisions of, this Note or in the Indenture; (vi) except as permitted by the Indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or the Parent or a Subsidiary Guarantor or any Person acting on behalf of the Parent or a Subsidiary Guarantor, shall deny or disaffirm the Parent's or such Subsidiary Guarantor's obligations under its Guarantee; (vii) the failure by the Parent to issue Preferred Stock for gross proceeds in the amount of $132 million pursuant to the Rights Offering and Standby Commitment or either thereof within 90 days following the date of issuance of the Notes; (viii) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Subsidiary Guarantor whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its final maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there is then existing a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more provided, that if any such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default under the Indentures and any consequential acceleration of the Notes shall be automatically rescinded; (ix) a final judgment or order or final judgments or orders are rendered against the Company or any Restricted Subsidiary that are unsatisfied and that require the payment in money, either individually or in an aggregate amount, that is more than $10.0 million over the coverage under applicable insurance policies and either (a) a creditor has commenced an enforcement proceeding upon such judgment (other than a judgment that is stayed by reason of pending appeal or otherwise) or (b) a 60-day period transpired during which a stay of such judgment, order, judgments or orders (by reason of pending appeal or otherwise) was not in effect; and (x) certain events of bankruptcy or insolvency with respect to the Company, the Parent or any Subsidiary Guarantor. If any Event of Default (other than an Event of Default described in clause (x) above) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, the Parent or any Subsidiary Guarantor, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount at stated maturity of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount at stated maturity of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, within 5 Business days after becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                 "Stated Price" means, with respect to any Note as of any date of determination, (i) the Accreted Value thereof on the date of determination, if such date is on or prior to July 1, 2001 or (ii) 100% of the principal amount thereof plus accrued but unpaid interest thereon to the date of determination, if such date is after July 1, 2001, and in the cases, and only the cases, of an optional redemption effected pursuant to the provisions of Sections 3.7 and 4.13 of the Indenture, the premium (if any) payable pursuant to such Sections, as applicable.

                 13. Subordination. The Notes are subordinated to Senior Debt of the Company. To the extent provided in the Indenture, Senior Debt must be paid before the Notes may be paid. The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes, including, but not limited to, the payment of principal of, premium, if any, and interest on the Notes, and any other payment Obligation of the Company in respect of the Notes is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full in cash of all Senior Debt of the Company (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed) and authorizes the Trustee to give effect and appoints the Trustee as attorney-in-fact for such purpose.

                 14. Trustee Dealings with Company. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

                 15. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

                 16. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                 17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act.

                 18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                 The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                          Mesa Operating Co.
                          1400 Williams Square West
                          5205 North O'Connor Boulevard
                          Irving, Texas  75039
                          Telecopier No.:  (214) 444-9001
                          Attention: Secretary

[NOTE: THE FORM OF GUARANTEE ATTACHED AS EXHIBIT C TO THE INDENTURE IS TO BE ATTACHED TO THIS NOTE.]

                                ASSIGNMENT FORM


         To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to


- --------------------------------------------------------------------------------
              (Insert assignee's Social Security or tax I.D. No.)

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)


and irrevocably appoint
                         -------------------------------------------------------
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

- --------------------------------------------------------------------------------


Date:
      ------------------

                                  Your Signature:
                                                 -------------------------------
                                  (Sign exactly as your name appears on the face of this Security)


                                  Signature Guarantee:*
                                                       -------------------------




- -----------------------
*/ Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE


                 If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.13 of the Indenture, check the box below:


                  /  /    Section 4.10               /  /   Section 4.13


                 If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.13 of the Indenture, state the principal amount at maturity you elect to have purchased: $
                                                                ---------------


Date:
     ----------------
                                  Your Signature:
                                                 -------------------------------
                                  (Sign exactly as your name appears on the face of this Security)


                                  Signature Guarantee:*
                                                       -------------------------




- ------------------------

*/ Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                   EXHIBIT B

                        (Form of Legend for Global Note)



         Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                   SCHEDULE OF EXCHANGES OF DEFINITIVE NOTES

                        [To be attached to Global Note]


                 The following exchanges of a part of this Global Note for definitive Notes have been made:


                                                                              Principal Amount of
                          Amount of decrease in    Amount of increase in       this Global Note       Signature of authorized
                            Principal Amount          Principal Amount          following such           officer of Trustee
    Date of Exchange       of this Global Note      of this Global Note     decrease (or increase)       or Note Custodian
    ----------------       -------------------      -------------------     ----------------------       -----------------


                                   EXHIBIT C

                                   Guarantee


                 Each of the Parent and the Subsidiary Guarantors, if any, hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the Stated Price of and premium and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on premium and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Parent and the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately.

                 The obligations of the Parent and the Subsidiary Guarantors to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Indenture (including the subordination provisions thereof) are expressly set forth in Article 11 of the Indenture, and reference is hereby made to such Indenture for the precise terms of this Guarantee. The terms of Article 11 of the Indenture are incorporated herein by reference.

                 This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each of the Parent and the Subsidiary Guarantors and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company's Obligations under the Notes and the Indenture and shall inure to the benefit of the Trustee and the Holders of Notes and their successors and assigns and, in the event of any transfer or assignment of rights by any Holder of Notes or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Notwithstanding the foregoing, any Subsidiary Guarantor that satisfies the provisions of Section 11.4 of the Indenture shall be released of its





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obligations hereunder.  This is a Guarantee of payment and not a guarantee of collection.

                 This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                 For purposes hereof, each Subsidiary Guarantor's liability will be that amount from time to time equal to the aggregate liability of such Subsidiary Guarantor hereunder but shall be limited to the lesser of (i) the aggregate amount of the obligations of the Company under the Notes and the Indenture and (ii) the amount, if any, which would not have (A) rendered such Subsidiary Guarantor "insolvent" (as such term is defined in the federal Bankruptcy Law and in the Debtor and Creditor law of the State of New York) or
(B) left it with unreasonably small capital at the time its Guarantee of the Notes was entered into, after giving effect to the incurrence of existing Indebtedness immediately prior to such time; provided that, it shall be a presumption in any lawsuit or other proceeding in which such Subsidiary Guarantor is a party that the amount guaranteed pursuant to its Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Subsidiary Guarantor, or debtor in possession or trustee in bankruptcy of such Guarantor, otherwise proves in such a lawsuit that the aggregate liability of such Subsidiary Guarantor is limited to the amount set forth in clause (ii). The Indenture provides that, in making any determination as to the solvency or sufficiency of capital of a Subsidiary Guarantor in accordance with the previous sentence, the right of such Subsidiary Guarantor to contribution from other Subsidiary Guarantors and the Parent and any other rights such Subsidiary Guarantor may have, contractual or otherwise, shall be taken into account.





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





                 Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.


                                        MESA INC.,
                                        a Texas corporation


                                        By:
                                           ------------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                              ---------------------------------

                                        [ANY SUBSIDIARY GUARANTORS]


                                        By:
                                           ------------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                              ---------------------------------




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